Exhibit 10.2

AMENDMENT AGREEMENT

dated as of April 1, 2015

to

Second Amended and Restated Credit Agreement

dated as of

August 6, 2014

Among

GTT COMMUNICATIONS, INC.

as Lead Borrower

GTT COMMUNICATIONS, INC.; GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.; GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC; COMMUNICATION DECISIONS-SNVC, LLC; CORE180, LLC; ELECTRA, LTD.; NT NETWORK SERVICES, LLC.; GTT 360, INC.; WALL STREET NETWORK SOLUTIONS, LLC; AMERICAN BROADBAND, INC.; AIRBAND COMMUNICATIONS, INC.; SPARKPLUG, INC.; AND MEGAPATH CORPORATION;

as Borrowers,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent, Joint Lead Arranger, L/C Issuer and Lender,

The Other Lenders Party Hereto,

WEBSTER BANK, N.A.

as Joint Lead Arranger, Syndication Agent, L/C Issuer and Lender and

PACIFIC WESTERN BANK, COBANK, ACB AND MUFG UNION BANK, N.A.,

as Co-Documentation Agents

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (this “Amendment”) is entered into as of April 1, 2015 among the GTT Communications, Inc., a Delaware corporation (the “Parent”); Global Telecom & Technology Americas, Inc., a Virginia corporation; GTT Global Telecom Government Services, LLC, a Virginia limited liability company; Communication Decisions-SNVC, LLC, a Virginia limited liability company; CORE180, LLC, a Delaware limited liability company; Electra, Ltd. a Virginia corporation; NT Network Services, LLC, a Delaware limited liability company; GTT 360, Inc., a Delaware corporation; American Broadband, Inc. d/b/a United Network Services, Inc., a Delaware corporation; Airband Communications, Inc., a Delaware corporation; Sparkplug, Inc., a Delaware corporation; MegaPath Corporation, a Virginia corporation; and Wall Street Network Solutions, LLC, a Delaware limited liability company (jointly and severally, the “Borrowers”, and each a “Borrower”) each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and KeyBank National Association, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS:

A.                                    WHEREAS, the Parent, the other Borrowers and other Loan Parties from time to time party thereto are parties to certain Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among the Borrowers, the Lenders party thereto (the “Existing Lenders”) and Webster Bank, N.A. as the administrative agent (the “Existing Agent”) (as the same may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

B.                                    WHEREAS, pursuant to an Agency Transition Agreement dated as of the date hereof (the “Agency Transition Agreement”) among Webster Bank, N.A., as resigning Administrative Agent and resigning collateral agent, KeyBank National Association, as successor Administrative Agent and successor collateral agent, and the other parties thereto, effective upon the Agency Transition Effective Date (as hereinafter defined), KeyBank National Association has been appointed as the new Administrative Agent and collateral agent in accordance with the terms of the Amended Credit Agreement (as hereinafter defined) and pursuant to the direction of the Lenders and the Borrowers hereunder;

C.                                    WHEREAS, the Borrowers, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders agree as follows:

Section 1.  Definitions.  Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Amended Credit Agreement (as hereinafter defined).

Section 2.  Amendments. The Existing Credit Agreement is, effective as of the Amendment Effective Date, hereby amended to be as set forth in the conformed copy of the credit agreement attached as Exhibit A hereto (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”). The Schedules to the Amended Credit Agreement are attached hereto as Exhibit B.  The Exhibits to the Amended Credit Agreement are attached hereto as Exhibit C.

Section 3.  Effectiveness.

3.1                               Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                 Loan Documents.  The Administrative Agent’s receipt of the following, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Amendment Effective Date (as hereinafter defined) (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     fully executed counterparts of this Amendment, and each of the other Loan Documents, each of which shall be satisfactory in form and substance to the Administrative Agent and the Lenders;

(ii)                                  Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii)                               an opinion of Kelley Drye & Warren LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as may be reasonably required by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                              a certificate signed by a Responsible Officer of the Parent certifying (A) that the conditions specified in Sections 4.02(a) and (b) of the Amended Credit Agreement have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) that, as of the Amendment Effective Date, and after giving effect to all Borrowings thereon and other transactions to be consummated in connection therewith, the pro forma Consolidated Net Total Leverage Ratio is less than 3.5:1.0;

(v)                                 a quality-of-earnings report for MegaPath in form reasonably satisfactory to the Administrative Agent;

(vi)                              the Form 10-K filed with the SEC for the Parent’s fiscal year ending December 31, 2014;

(vii)                           a copy of the MegaPath Acquisition Documentation, certified by a Responsible Officer, together with a certificate from a Responsible Officer of the Parent certifying that the MegaPath Acquisition shall have been consummated or shall be consummated substantially concurrently with the funding of the Credit Extensions on the Amendment Effective Date in all material respects in accordance with the MegaPath Acquisition Agreement, and no provision thereof shall have been amended or waived (including consents granted thereunder) in any respect that would be materially adverse to Lenders without the consent of the Administrative Agent; and

(viii)                        evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect (other than as set forth in Section 6.2 hereof), together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

(b)                                 Fees.  All fees required to be paid to the Administrative Agent on or before the Amendment Effective Date, including those set forth in the Fee Letters, shall have been paid.

(c)                                  Expenses.  The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

3.2                               Amendment Effective Date.  Other than as expressly set forth in Section 4.3, this Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 3.1 above are satisfied.  The Administrative Agent shall provide the Borrowers and the Lenders written notice immediately upon the occurrence of the Amendment Effective Date.  Unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date.

Section 4.Successor Agent.

4.1                               Resignation and Waiver.  The Borrowers and the Required Lenders acknowledge that in accordance with Section 9.06 of the Existing Credit Agreement Webster Bank, N.A. has agreed to resign as Administrative Agent, collateral agent and in each other representative, agent or trustee capacity under the Loan Documents immediately upon, and contingent upon the occurrence of, the Agency Transition Effective Date.  The Borrowers and the Required Lenders waive any inconsistency or conflict between the provisions of the Agency Transition Agreement and the other Loan Documents in respect of the transactions contemplated by this Article 4.

4.2                               Appointment and Direction.  The Required Lenders and the Borrower hereby (a) agree to appoint KeyBank National Association as the successor Administrative Agent and as the successor collateral agent and successor in each other representative, agent or trustee capacity under the Loan Documents held by Webster Bank, N.A. immediately upon the effectiveness of the resignation in Section 4.1, (b) agree that KeyBank National Association is satisfactory to the Required Lenders and the Borrowers for the purposes of Section 9.06 of the Existing Credit Agreement and (c) hereby direct and authorize Webster Bank, N.A. and KeyBank National Association to execute the Agency Transition Agreement and such other agreements, instruments or documents, including any amendment, waiver or other modification to any existing Loan Document, and to make such filings and registrations or amendments thereto, as may be necessary or advisable to give effect to such resignations and succession.

4.3                               Effectiveness of Agency Transition. This Article 4 shall become effective  upon the occurrence of the following (the “Agency Transition Effective Date”):

(i)                                     this Amendment shall have been executed by each Loan Party, Webster Bank, N.A., KeyBank National Association and the Required Lenders; and

(ii)                                  the Agency Transition Agreement has been fully executed and is in full force and effect (subject only to the effectiveness of Article 4 hereof).

Section 5.Immaterial Subsidiaries. Set forth on Annex I hereto is a list of Borrowers under the Existing Credit Agreement (“Immaterial Borrowers”) that do not have, as of March 31, 2015, individually or collectively with all other Domestic Subsidiaries which are wholly-owned by any Loan Party but are not Guarantors, (i) assets with a value in excess of 1.0% of total assets of, and (ii) revenues in an amount in excess of 1.0% of the total revenues of, the Borrowers and their respective Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters ended on such day.   Such Immaterial Borrowers satisfy the definition of “Immaterial Subsidiary” under the Credit Agreement and the Borrowers hereby request that such Immaterial Borrowers be released from their obligations under the Credit Agreement (including any security interest).  The Lenders acknowledge and agree to release such Immaterial Borrowers from their obligations under the Credit Agreement; provided that for the avoidance of doubt, from and after the Amendment Effective Date, the status of the Immaterial Borrowers as Immaterial Subsidiaries shall be determined solely based on such Immaterial Borrowers satisfaction with the requirements set forth in the definition of Immaterial Subsidiary. Each Immaterial Borrower shall no longer constitute a Borrower under the Credit Agreement, and shall no longer be entitled to the rights or benefits afforded to a Borrower, including, without limitation, the ability to request Borrowings thereunder.

Section 6.MegaPath.

6.1                               Name Change. Pursuant to Section 3(b) of the Security Agreement, a Grantor (as defined therein) is required to provide notice of any change to its legal name.  After the consummation of the MegaPath Acquisition, MegaPath Corporation is required to change its legal name. The Borrowers hereby provide notice to the Lenders of such impending name change, and the Lenders hereby acknowledge receipt of such notice.  Within 10 Business Days of the Amendment Effective Date (or such longer time as the Administrative Agent may agree), Borrowers agree to (i) provide evidence of the name change and (ii) to take all actions required under the Security Agreement and other Collateral Documents, including without limitation to execute, deliver, file and record all necessary financing statements (or amendments thereto) or other instruments and documents in order to maintain the validity, enforceability, priority and perfection of the Lien arising under the Security Agreement and the other Collateral Documents.

6.2                               Insurance. Within 10 Business Days of the Amendment Effective Date (or such longer time as the Administrative Agent may agree), Borrowers agree to provide evidence satisfactory to the Administrative Agent that MegaPath Corporation has been added to all insurance policies required to be maintained pursuant to the Loan Documents, including updated insurance certificates and endorsements (if applicable).

Section 7.Miscellaneous.

7.1                               Representations and Warranties.  Each Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i)                                     each Borrower and each Guarantor has the legal power and authority to execute and deliver this Amendment;

(ii)                                  the officers executing this Amendment on behalf of each Borrower and each Guarantor have been duly authorized to execute and deliver the same and bind such Borrower or such Guarantor with respect to the provisions hereof;

(iii)                               the execution and delivery hereof by each Borrower or each Guarantor and the performance and observance by each Borrower and each Guarantor of the provisions hereof do not violate or conflict with the Organizational Documents of any Borrower or any Guarantor or any law applicable to any Borrower or any Guarantor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower or such Guarantor;

(iv)                              no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v)                                 no Borrower nor any Guarantor has any claim or offset against, or defense or counterclaim to, any obligations or liabilities of such Borrower or such Guarantor under the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document;

(vi)                              this Amendment constitutes a valid and binding obligation of each Borrower and each Guarantor in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(vii)                           the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Amended Credit Agreement shall be true and correct in all material respects on and as of the date of hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;

(viii)                        each Subsidiary set forth on Annex I constitutes an Immaterial Subsidiary.

7.2                               Credit Agreement Unaffected.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment is a Loan Document.

7.3                               Reaffirmation.  By signing this Amendment, each Loan Party hereby confirms that this Amendment shall not effect a novation of any of the obligations of the Loan Parties under the Existing Credit Agreement, which obligations continue in full force and effect as set forth in the Amended Credit Agreement, and each Loan Party acknowledges and confirms that (a) the obligations of the Loan Parties under the Existing Credit Agreement as modified or supplemented hereby and the other Loan Documents (i)  are entitled to the benefits of the guarantees, pledge of and/or grant of the security interests set forth or created in the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the Amended Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Lender under the Amended

Credit Agreement shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Amended Credit Agreement) for all purposes of the Amended Credit Agreement and the other Loan Documents.  Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

7.4                               Waiver.  Each Borrower and each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which any Borrower and any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

7.5                               Entire Agreement.  This Agreement, together with the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

7.6                               Counterparts  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7.7                               Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWERS HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

7.8                               JURY TRIAL WAIVER.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

BORROWERS:

GTT COMMUNICATIONS, INC.,
as Borrower, Parent and Lead Borrower

By:
Name:
Title:

GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.

By:
Name:
Title:

GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC

By:
Name:
Title:

COMMUNICATION DECISIONS — SNVC, LLC

By:
Name:
Title:

CORE180, LLC

By:
Name:
Title:

ELECTRA LTD.

By:
Name:
Title:

NT NETWORK SERVICES, LLC

By:
Name:
Title:

GTT 360, INC.

By:
Name:
Title:

AMERICAN BROADBAND, INC.

By:
Name:
Title:

AIRBAND COMMUNICATIONS, INC.

By:
Name:
Title:

SPARKPLUG, INC.

By:
Name:
Title:

WALL STREET NETWORK SOLUTIONS, LLC

By:
Name:
Title:

The undersigned hereby becomes a party to this Agreement and the Credit Agreement effective immediately upon the consummation of the MegaPath Acquisition and from and after such time hereby expressly assumes, and shall have, all rights and obligations of a Borrower under the Credit Agreement.

MEGAPATH CORPORATION

By:
Name:
Title:

ADMINISTRATIVE AGENT
AND REQUIRED LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer, Swing Line Lender and Lender

By:
Name:
Title:

WEBSTER BANK, N.A., as Syndication Agent and Lender

By:
Name:
Title:

[ ], as Lender

By:
Name:
Title:

[ ], as Lender

By:
Name:
Title:

[ ], as Lender

By:
Name:
Title:

Annex I

Immaterial Borrowers

Trinity Networks, LLC, a Missouri limited liability company

Sparkplug Central, Inc., a Delaware corporation

Sparkplug Southwest, LLC, an Arizona limited liability company

AZX Connect, LLC, an Arizona limited liability company

CNG Communications, Inc., a Delaware corporation

Renaissance Networking, Inc., an Arizona corporation

Sparkplug Las Vegas, Inc., a Nevada corporation

EXHIBIT A

Amended Credit Agreement

(see attached)

CONFORMED COPY REFLECTING AMENDMENTS

MADE PURSUANT TO THE AMENDMENT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 6, 2014, as amended April 1, 2015

among

GTT COMMUNICATIONS, INC.

as Lead Borrower

GTT COMMUNICATIONS, INC.; GLOBAL TELECOM & TECHNOLOGY AMERICAS, INC.; GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC; COMMUNICATION DECISIONS-SNVC, LLC; CORE180, LLC; ELECTRA, LTD.; NT NETWORK
SERVICES, LLC.; GTT 360, INC.; WALL STREET NETWORK SOLUTIONS, LLC; AMERICAN BROADBAND, INC.; AIRBAND COMMUNICATIONS, INC.; SPARKPLUG, INC.; AND MEGAPATH CORPORATION;

as Borrowers,

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent, Joint Lead Arranger, L/C Issuer and Lender,

The Other Lenders Party Hereto,

WEBSTER BANK, N.A.

as Syndication Agent, Joint Lead Arranger, L/C Issuer and Lender and

PACIFIC WESTERN BANK, COBANK, ACB and MUFG UNION BANK, N.A.,

as Co-Documentation Agents

TABLE OF CONTENTS

Article I DEFINITIONS AND ACCOUNTING TERMS		1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	33
1.03	Accounting Terms	33
1.04	Rounding	34
1.05	Times of Day	34

Article II THE COMMITMENTS AND CREDIT EXTENSIONS		34
2.01	Second Restatement Date Funding Mechanics; The Term Borrowings; The Delayed Draw Term Borrowings; The Revolving Credit Borrowings	34
2.02	Borrowings, Conversions and Continuations of Loans	35
2.03	Letters of Credit	36
2.05	Prepayments	45
2.06	Termination or Reduction of Commitments	47
2.07	Repayment of Loans	48
2.08	Interest	49
2.09	Fees	49
2.10	Computation of Interest and Fees	50
2.11	Evidence of Debt	50
2.12	Payments Generally; Administrative Agent’s Clawback	51
2.13	Sharing of Payments by Lenders	52
2.14	Defaulting Lenders	53
2.15	Incremental Facilities	54

Article III TAXES, YIELD PROTECTION AND ILLEGALITY		56
3.01	Taxes	56
3.02	Illegality	59
3.03	Inability to Determine Rates	60
3.04	Increased Costs; Reserves on Libor Rate Loans	60
3.05	Compensation for Losses	61
3.06	Mitigation Obligations; Replacement of Lenders	61
3.07	Survival	62

Article IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		62
4.01	Conditions of Initial Credit Extension	62
4.02	Conditions to all Credit Extensions	63

Article V REPRESENTATIONS AND WARRANTIES		64
5.01	Existence, Qualification and Power	64
5.02	Authorization; No Contravention	64
5.03	Governmental Authorization; Other Consents	64
5.04	Binding Effect	64
5.05	Financial Statements; No Material Adverse Effect	65
5.06	Litigation	65
5.07	No Liens on Assets of Foreign Subsidiaries	65
5.08	Ownership of Property; Liens; Investments	66
5.09	Environmental Compliance	66
5.10	Insurance	66
5.11	Taxes	66
5.12	ERISA Compliance	67

A-i

5.13	Subsidiaries; Equity Interests; Loan Parties	67
5.14	Margin Regulations; Investment Company Act	67
5.15	Disclosure	67
5.16	Compliance with Laws	68
5.17	Solvency	68
5.18	[Reserved]	68
5.19	Intellectual Property; Licenses, Etc.	68

Article VI AFFIRMATIVE COVENANTS		69
6.01	Financial Statements	69
6.02	Certificates; Other Information	70
6.03	Notices	71
6.04	Payment of Obligations	72
6.05	Preservation of Existence, Etc.	72
6.06	Maintenance of Properties	72
6.07	Insurance	72
6.08	Compliance with Laws	73
6.09	Books and Records	73
6.10	Inspection Rights	73
6.11	Use of Proceeds	73
6.12	Covenant to Guarantee Obligations and Give Security	74
6.13	Compliance with Environmental Laws	74
6.14	Deposit Accounts	75
6.15	Further Assurances	75

Article VII NEGATIVE COVENANTS		75
7.01	Liens	76
7.02	Indebtedness	77
7.03	Investments	79
7.04	Fundamental Changes	80
7.05	Dispositions	80
7.06	Restricted Payments	81
7.07	Change in Nature of Business	82
7.08	Transactions with Affiliates	82
7.09	Burdensome Agreements	82
7.10	Use of Proceeds	82
7.11	Financial Covenants	83
7.12	Amendments of Organizational Documents	83
7.13	Accounting Changes	83
7.14	Payments and Prepayments, Etc. of Indebtedness	83

Article VIII EVENTS OF DEFAULT AND REMEDIES		84
8.01	Events of Default	84
8.02	Remedies upon Event of Default	86
8.03	Application of Funds	86

Article IX ADMINISTRATIVE AGENT		87
9.01	Appointment and Authority	87
9.02	Rights as a Lender	87
9.03	Exculpatory Provisions	88
9.04	Reliance by Administrative Agent	88
9.05	Delegation of Duties	89
9.06	Resignation of Administrative Agent	89

A-ii

9.07	Non-Reliance on Administrative Agent and Other Lenders	89
9.08	[Reserved]	90
9.09	Administrative Agent May File Proofs of Claim	90
9.10	Collateral and Guaranty Matters	90
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	91
9.12	Appointment of L/C Issuers	91
9.13	Platform	92

Article X COMMON ENTERPRISE AMONG BORROWERS AND GUARANTORS; DESIGNATION OF LEAD BORROWER AS BORROWERS’ AGENT		92
10.01	Common Enterprise	92
10.02	Lead Borrower as Borrowers’ Agent	92

Article XI MISCELLANEOUS		92
11.01	Amendments, Etc.	92
11.02	Notices; Effectiveness; Electronic Communications	94
11.03	No Waiver; Cumulative Remedies; Enforcement	95
11.04	Expenses; Indemnity; Damage Waiver	96
11.05	Payments Set Aside	97
11.06	Successors and Assigns; Resignation of an L/C Issuer	98
11.07	Treatment of Certain Information; Confidentiality	101
11.08	Right of Setoff	102
11.09	Interest Rate Limitation	102
11.10	Counterparts; Integration; Effectiveness	102
11.11	Survival of Representations and Warranties	103
11.12	Severability	103
11.13	Replacement of Lenders	103
11.14	Governing Law; Jurisdiction; Etc.	104
11.15	Waiver of Jury Trial	104
11.16	No Advisory or Fiduciary Responsibility	105
11.17	Electronic Execution of Assignments and Certain Other Documents	105
11.18	USA PATRIOT Act	105
11.19	Time of the Essence	105
11.20	ENTIRE AGREEMENT	106

SCHEDULES

2.01	Commitments and Applicable Percentages
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (as lessee)
5.08(d)(ii)	Leased Real Property (as lessor)
5.08(e)	Existing Investments
5.13	Subsidiaries; Equity Interests
7.02	Existing Indebtedness
7.09	Burdensome Agreements
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A-iii

Form of

A	Committed Loan Notice
B-1A	Term Note
B-1B	Amended and Restated Term Note
B-2A	Revolving Credit Note
B-2B	Amended and Restated Revolving Credit Note
B-3	Swing Line Note
B-4	Incremental Term Note
C	Compliance Certificate
D	Assignment and Assumption
D-2	New Lender Supplement
E	Subsidiary Guaranty
J-1	Incremental Facility Activation Notice (Revolver)
J-2	Incremental Facility Activation Notice (Term)

A-iv

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 6, 2014, as amended April 1, 2015 (this “Agreement”), among GTT Communications, Inc., a Delaware corporation; Global Telecom & Technology Americas, Inc., a Virginia corporation; GTT Global Telecom Government Services, LLC, a Virginia limited liability company; Communication Decisions SNVC, LLC, a Virginia limited liability company; CORE180, LLC, a Delaware limited liability company; Electra, Ltd., a Virginia corporation; NT Network Services, LLC, a Delaware limited liability company; GTT 360, Inc., a Delaware corporation; American Broadband, Inc. d/b/a United Network Services, Inc., a Delaware corporation; Airband Communications, Inc., a Delaware corporation; Sparkplug, Inc., a Delaware corporation; MegaPath Corporation, a Virginia corporation; and Wall Street Network Solutions, LLC, a Delaware limited liability company (jointly and severally, the “Borrowers”, and each a “Borrower”) each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), KeyBank National Association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Lender, Joint Lead Arranger, Swing Line Lender and L/C Issuer, Webster Bank, N.A., as Joint Lead Arranger, L/C Issuer and Syndication Agent, and Pacific Western Bank, CoBank, ACB and MUFG Union Bank, N.A., as Co-Documentation Agents.

PRELIMINARY STATEMENTS:

WHEREAS, the Parent, the other Borrowers and other Loan Parties from time to time party thereto are parties to the Existing Credit Agreement (as hereinafter defined);

WHEREAS, the Parent, the other Borrowers and Loan Parties have requested that the Administrative Agent and the Lenders amend the Existing Credit Agreement; and

WHEREAS, pursuant to the Amendment Agreement (as hereinafter defined) and upon satisfaction of the conditions set forth therein the Lenders party thereto are willing to amend the Existing Credit Agreement in the form of this Agreement in connection with the transactions contemplated by the Amendment Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01                        Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other similar combination with another Person.

“Acquisition-Related Debt” means, at any date of determination, all Indebtedness due to any seller evidenced by Seller Notes (or otherwise incurred in connection with an Acquisition, regardless of whether evidenced by a Seller Note or other instrument), and, without duplication, all Earnout Indebtedness.

“Acquisition-Related Debt Payment Conditions” is defined in the definition of Permitted Acquisitions.

“Adjusted Consolidated EBITDA” means for any period, the sum of Consolidated EBITDA of the Parent and its Subsidiaries for such period plus, to the extent a Permitted Acquisition has been consummated during such period, the Pro Forma EBITDA attributable to such Permitted Acquisition (but only that portion of Pro Forma EBITDA attributable to the portion of such period that occurred prior to the date such Permitted Acquisition was consummated).  It is understood that for the purposes of Adjusted Consolidated EBITDA, if during any period (each, a “Reference Period”) (or, in the case of pro forma calculations, during the period from the last day of such Reference Period to and including the date as of which such calculation is made) the Parent or any Subsidiary shall have made a Disposition or Permitted Acquisition, their EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Disposition or Permitted Acquisition occurred on the first day of such Reference Period; provided that such pro forma calculations shall give effect to operating expense reductions and other cost savings only to the extent that (x) such reductions and savings would be permitted to be reflected in a pro forma financial statement prepared in compliance with Regulation S-X, (y) such reductions and savings are approved in writing by the Administrative Agent in its reasonable discretion and (z) such reductions and savings (excluding any reductions and savings in connection with the MegaPath Acquisition and the UNSI Acquisition) are limited in the aggregate to no more than ten percent (10%) of Adjusted Consolidated EBITDA for such period; provided further that with respect to any operating expense reductions and other costs savings in connection with the MegaPath Acquisition, such reductions and savings shall not exceed (1) for the quarterly period ending June 30, 2015: $2,500,000; (2) for the quarterly period ending September 30, 2015: $1,875,000; (3) for the quarterly period ending December 31, 2015: $1,250,000; and (4) for the quarterly period ending March 31, 2016: $625,000.  Notwithstanding the foregoing, for purposes of calculation of the financial covenants set forth in Section 7.11 hereof, Adjusted Consolidated EBITDA shall be deemed to be (a) for the quarterly period ending March 31, 2014: $17,164,164; (b) for the quarterly period ending June 30, 2014: $17,314,084; (c) for the quarterly period ending September 30, 2014: $17,688,276; (d) for the quarterly period ending December 31, 2014: $17,894,518; and (e) for the quarterly period ending March 31, 2015: (i) the Consolidated EBITDA of Parent and its Subsidiaries for such period plus (ii) $5,000,000 (for the avoidance of doubt, such amount constitutes the Borrowers’ good faith estimate of the Pro Forma EBITDA attributable to the MegaPath Acquisition) plus (iii) $2,500,000 (for the avoidance of doubt, such amount constitutes the Borrowers’ good faith estimate of the operating expense reductions and other cost savings attributable to the MegaPath Acquisition) plus (iv) $250,000 (for the avoidance of doubt, such amount constitutes the Borrowers’ good faith estimate of the operating expense reductions and other cost savings attributable to the UNSI Acquisition).

“Administrative Agent” means KeyBank National Association in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Amendment Agreement” means the Amendment Agreement, dated April 1, 2015, among the Borrowers, the Lenders and the Administrative Agent.

“Amendment Effective Date” means April 1, 2015.

“Applicable Margin” means, in respect of the Term Facility and the Revolving Credit Facility, the applicable percentage per annum set forth below:

PRICING GRID

	Consolidated Net Total Leverage Ratio	Applicable Margin for Base Rate Loans	Applicable Margin for LIBOR Loans
1	> 3.0 : 1.0	3.50%	4.50%
2	< 3.0 : 1.0 > 2.50 : 1.0	3.25%	4.25%
3	< 2.50 : 1.0 > 2.0 : 1.0	3.00%	4.00%
4	< 2.0 : 1.0	2.75%	3.75%

Any increase or decrease in the Applicable Margin resulting from any change in the Consolidated Net Total Leverage Ratio shall be effective as of the third Business Day after the date on which the Administrative Agent shall have received a Compliance Certificate. For purposes of this Agreement, the Applicable Margin during the period beginning on the Amendment Effective Date and ending on the first Business Day after the date on which the Administrative Agent shall receive a Compliance Certificate for the June 30, 2015 Quarterly Date shall be as set forth at Tier 1 of the Pricing Grid above. In the event that any determination of the Consolidated Net Total Leverage Ratio, as set forth in any Compliance Certificate, shall be found to be inaccurate, the Borrowers shall, promptly after request therefor by the Administrative Agent, remit to the Administrative Agent, for the benefit of the Lenders, the amount (if any) by which (a) the amount of interest that should have been paid by the Borrowers if the determination of the Consolidated Net Total Leverage Ratio had been completed accurately, exceeds (b) the amount of interest actually previously paid by the Borrowers; provided, however, that the Borrowers shall not be required to remit any such additional interest for any period ending in or with any fiscal year of the Borrowers unless the Administrative Agent shall have made a request therefor, in accordance with the foregoing provisions of this sentence, within sixty (60) days after the Administrative Agent shall have received the audited consolidated financial statements of the Parent and its Subsidiaries for such fiscal year.

“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) such Term Lender’s Term Commitment on the Amendment Effective Date and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender on the Amendment Effective Date, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time.  If the commitment of each Revolving Credit Lender to make Revolving Credit Loans has been terminated pursuant to Section 8.02, or if the Revolving Credit Commitment has expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments.  The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Appropriate Lender” means, at any time, with respect to any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, or with respect to the Swing Line Facility, the Swing Line Lender.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capitalized lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capitalized lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and those Persons which were the Parent’s Subsidiaries on December 31, 2014 for the fiscal year ended December 31, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Parent and such Persons, including the notes thereto.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Amendment Effective Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitment pursuant to Section 2.06(a), and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans pursuant to Section 8.02.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) two and one-quarter percent (2.25%) and (b) the rate of interest in effect for such day as publicly announced from time to time by KeyBank as its “prime rate”.  The “prime rate” is a rate set by KeyBank based upon various factors including KeyBank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by KeyBank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan(s)” means a Revolving Credit Loan, a Term Loan or an Incremental Term Loan that bears interest based on the Base Rate.

“Borrower Materials” has the meaning specified in Section 9.13.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowers’ Business” means telecommunications and cloud networking, and other activities substantially related or incidental to the foregoing.

“Borrowing” means a Revolving Credit Borrowing, Swing Loan Borrowing, the issuance of a Letter of Credit or a Term Borrowing as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Libor Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).  For purposes of this definition, Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) any additions to property, plant and equipment and other capital expenditures made with (A) the proceeds of any equity investment by the Permitted Holders, (B) the application of Net Cash Proceeds in accordance with Section 2.05(b)(ii), or (iii) any expenditures which are contractually required to be, and are, reimbursed to the Loan Parties in cash by a third party (including landlords) during such period of calculation; provided that for the purposes of clause (ii)(B) expenditures shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the Net Cash Proceeds so applied.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means, in relation to any L/C Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuer and the Lenders, as collateral for such L/C Obligations, cash or deposit account balances in such amounts and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such L/C Issuer. Derivatives of such term have corresponding meanings.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrowers and any of their respective Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and Permitted Liens):

(a)                                 readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b)                                 time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System,

(ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c)                                  commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d)                                 Investments, classified in accordance with GAAP as current assets of the Borrowers and any of their respective Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have ratings described in clause (c) above, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e)                                  repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (c).

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which at any time after the Amendment Effective Date:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of forty percent (40%) or more of the Equity Interests of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)                                 during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)                                  the Parent ceases to own, directly or indirectly through GTT Americas, 100% of the Equity Interests of each of the other Borrowers (on a fully diluted basis);

(d)                                 the Borrowers cease to own 100% of the Equity Interests of their respective Subsidiaries (on a fully diluted basis) owned on the Amendment Effective Date (other than as a result of a transaction permitted by Section 7.04 and any Immaterial Subsidiary);

(e)                                  the Parent ceases to own 100% of the Equity Interests of GTT EMEA;

(f)                                   GTT EMEA ceases to own, directly or indirectly through one or more Foreign Subsidiaries, 100% of the Foreign Subsidiaries owned directly or indirectly by GTT EMEA on the Amendment Effective Date (other than any Immaterial Subsidiary); or

(g)                                  TiNet ceases to own, directly or indirectly through one or more Foreign Subsidiaries, 100% of the Foreign Subsidiaries owned directly or indirectly by TiNet on the Amendment Effective Date (other than any Immaterial Subsidiary).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Patent Security Agreement, the Trademark Security Agreement, any Security Agreement Supplements, security agreements, intellectual property security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” or “Commitments” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Libor Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. Seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated” means, when used to modify a financial term, test, statement or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income:  (i) Consolidated Interest Charges; (ii) the provision for federal, state, local and foreign income taxes payable (including any franchise taxes to the extent based upon income); (iii) depreciation and amortization expense (including amortization of goodwill, debt issue costs and amortization under FAS Rule 123); (iv) other expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Parent and its Subsidiaries for such Measurement Period); (v) extraordinary, unusual or nonrecurring expenses in an aggregate amount during any Measurement Period not to exceed amounts agreed to in writing by the Required Lenders in their reasonable discretion; (vi) all costs, fees and expenses (including fees of counsel) paid by the Parent and its Subsidiaries in connection with the execution and delivery of this Agreement and the related Loan Documents; (vii) any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and any non-cash gains (or losses) resulting from mark to market activity as a result of the implementation of Statement of Financial Accounting Standards 133, “Accounting for Derivative Instruments and Hedging Activities,” (including specifically any non-cash charge in warrant fair market value or other non-cash compensation); (viii) any effect of any purchase accounting adjustments in connection with any Permitted Acquisition; (ix) any non-recurring fees and expenses in connection with the MegaPath Acquisition and the UNSI Acquisition; (x) any non-recurring fees and expenses (or any amortization thereof) related to Permitted Acquisitions, debt issuances (including amendments and waivers in connection with any such debt issuances), equity issuances or dispositions of assets, in each case whether or not consummated, in an aggregate amount (when combined with expenses referred to in clause (v) above) during any Measurement Period not to exceed ten percent (10%) of Adjusted Consolidated EBITDA for such Measurement Period; minus (b) the following to the extent included in calculating such Consolidated Net Income:  (i) all non-cash items increasing Consolidated Net Income (in each case of or by the Parent and its Subsidiaries for such Measurement Period), (ii) any deferred income tax benefits and (iii) any interest income.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination the ratio of (a) Adjusted Consolidated EBITDA for the most recently completed Measurement Period to (b) Consolidated Fixed Charges for the most recently completed Measurement Period.  For purposes of determining the Consolidated Fixed Charge Coverage Ratio for the periods ended June 30, 2015, September 30, 2015 and December 31, 2015, the amounts set forth in clauses (ii) and (iii) of the definition of Consolidated Fixed Charges (the “Annualized Amounts”) shall each be deemed to be equal to (a) the Annualized Amounts for the fiscal quarter ended June 30, 2015, multiplied by 4, (b) the Annualized Amounts for the two consecutive fiscal quarters ended September 30, 2015, multiplied by 2 and (c) the

Annualized Amounts for the three consecutive fiscal quarters ended December 31, 2015, multiplied by 4/3, respectively.

“Consolidated Fixed Charges” means, at any date of determination, the sum of (i) the aggregate amount of all cash Capital Expenditures (other than any such Capital Expenditures made with the proceeds of Indebtedness permitted under this Agreement and other than capital expenditures made in a Permitted Acquisition), (ii) Consolidated Interest Charges paid, or required to be paid, in cash, (iii) Consolidated Scheduled Funded Debt Payments other than in respect of Earnout Indebtedness and Holdback Payments (as such scheduled principal payments (a) may be reduced as a result of any voluntary or mandatory prepayments of the principal amount of such Consolidated Funded Indebtedness for such period or any prior period or (b) otherwise adjusted pursuant to the terms of this Agreement), and (iv) the aggregate amount of federal, state, local and foreign income taxes paid, or required to be paid, in cash, in each case, of or by the Parent and its Subsidiaries for the most recently completed Measurement Period, other than any such taxes which are pass-through or similar taxes.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) (including, for the avoidance of doubt, Indebtedness under Seller Notes), (e) all Attributable Indebtedness, (f) without duplication, all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Parent or any Subsidiary which shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount (inclusive of principal, interest, fees and other charges) of the primary obligation in respect of which such guarantee is made (or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith) or (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the agreement, document or instrument embodying such guarantee, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or another Borrower is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent or such subsidiary.  For purposes of clarity, Consolidated Funded Indebtedness excludes intercompany loans.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all cash interest payments, in each case to the extent paid, or required to be paid, in cash and treated as interest in accordance with GAAP, but excluding any interest, premium payments, fees, commitment fees, charges and related expenses in connection with borrowed money (other than the fees referenced in Section 2.09(b)) paid on the Second Restatement Date or the Amendment Effective Date, and excluding any interest payments related to intercompany loans, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Interest Charges shall not include any upfront fees in connection with any issuance of Indebtedness, any agent fees and any expenses in connection with any issuance or amendment of Indebtedness (whether or not consummated).

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains and losses for such

Measurement Period, (b) any net gain or loss arising from the sale of capital assets, (c) any net gain or loss arising from any write-up or write-down of assets for such Measurement Period.

“Consolidated Net Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date (including for the avoidance of doubt, the outstanding Holdback Payments), plus, without duplication, the aggregate amount of Earnout Indebtedness (excluding up to $3,500,000 in respect of GTT 360 Earnout Payments) minus the aggregate amount of cash and Cash Equivalents of the Borrowers in excess of $5,000,000 that is not Restricted (up to an aggregate amount not to exceed $10,000,000), minus the lesser of (i) $10,000,000 and (ii) the aggregate amount of Earnout Indebtedness and Holdback Payments (excluding up to $3,500,000 in respect of GTT 360 Earnout Payments) then outstanding to (b) Adjusted Consolidated EBITDA for the most recently ended Measurement Period.  For the purposes of calculating Earnout Indebtedness relating to the WSNS Earnout Payments as of December 31, 2014 (and on each Quarterly Date thereafter until paid in full) the Indebtedness relating to the WSNS Earnout Payments shall be $2,000,000, unless adjusted on any Quarterly Date thereafter by Administrative Agent based on the Lead Borrower’s projections of the actual amount of such WSNS Earnout Payments calculated in accordance with the WSNS Acquisition Agreement. For the avoidance of doubt, the maximum amount of contingent Earnout Indebtedness (regardless of contingencies (i.e., EBITDA targets) associated therewith, or the dates of payment thereof, shall be included in the calculation of the Consolidated Net Total Leverage Ratio at all times until the Borrowers can certify to the Administrative Agent that the associated contingencies were not met and the Earnout Indebtedness will never arise.

“Consolidated Outstandings” means the aggregate Outstanding Amount of all Loans.

“Consolidated Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Loans and L/C Obligations.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Parent and its Subsidiaries on a consolidated basis, the sum of all regularly scheduled principal payments or redemptions or similar acquisitions for value of Consolidated Funded Indebtedness, but excluding any such payments to the extent refinanced through the incurrence of additional Indebtedness otherwise expressly permitted under Section 7.02 or otherwise related to intercompany loans.  For purposes of this definition, “scheduled principal payments” shall be deemed to include the Attributable Indebtedness.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” means a Borrowing.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, for both Base Rate Loans and LIBOR Rate Loans, an interest rate equal to (i) the then-applicable Base Rate plus (ii) the Applicable Margin for Base Rate Loans plus (iii) two percent (2%) per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Term Loans or Revolving Credit Loans (or any participation in L/C Obligations or Swing Loans) required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent, any Loan Party or any Lender any amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Delayed Draw Term Loan” shall have the meaning provided in the Existing Credit Agreement.

“Disposition” or “Dispose” means the sale, transfer, exclusive license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith but excluding any sub-lease of any real property of which the Borrowers and/or any of their respective Subsidiaries is the lessee.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earnout Indebtedness” means the maximum amount of all obligations for the payment of money (absolute or contingent) incurred by a Borrower to any seller in any Permitted Acquisition, including obligations which become due and payable on one or more future dates in amounts to be determined based upon the financial results of the Target or a Borrower following consummation of such Permitted Acquisition, or by any other means, together with all interest, fees or other amounts payable thereon or in connection therewith in each instance consistent with the Acquisition-Related Debt Payment Conditions.  For purposes of clarity, indebtedness evidenced by Seller Notes is not Earnout Indebtedness.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the

Borrowers, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership, membership, or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, membership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, membership, or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate; or (g) the determination that any Pension Plan or Multiemployer Plan is considered to be an “at risk” plan or a plan in “endangered” or “critical” status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrowers, an amount equal to the sum of (i) Consolidated EBITDA for such fiscal year minus (ii) the aggregate amount of all cash Capital Expenditures and Permitted Acquisitions (other than any such Capital Expenditures and Permitted Acquisitions made with the proceeds of Indebtedness permitted hereunder (other than Revolving Credit Loans) minus (iii) Consolidated Interest Charges paid in cash minus (iv) cash taxes paid minus (v) Consolidated Scheduled Funded Debt Payments paid in cash minus (vi) the amount of any voluntary prepayments made on the Term Loans or Incremental Term Loans, or other Consolidated Funded

Indebtedness and in connection with any prepayment of Revolving Credit Loans to the extent accompanied by a reduction of the Revolving Credit Commitment minus (vii) increase (or plus the decrease) in Working Capital Adjustment as of the last day of the applicable fiscal year minus (viii) termination costs paid in cash (or accrued to be paid in cash) relating to swap contracts, minus (ix) amounts paid in cash during such period on account of (1) items that were accounted for as non-cash reductions of Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining Consolidated EBITDA of the Parent and its Subsidiaries in a prior excess cash flow period and (2) reserves or accruals established in purchase accounting in connection with any other Permitted Acquisition, in an aggregate amount reasonably acceptable to the Administrative Agent, minus (x) the aggregate amount of (1) expenditures actually made by the Parent and its Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed and (2) cash expenses during such period added back in arriving at Consolidated EBITDA during such period, and minus (xi) amounts added back to Consolidated EBITDA pursuant to clause (v) of the definition thereof and actually paid in cash; provided, that, to the extent otherwise included therein, the net cash proceeds received from the (1) the sale or disposition of any property, or (2) the issuance of any Equity Interests of the Parent and its Subsidiaries shall be excluded from the calculation of Consolidated Excess Cash Flow, all determined on a consolidated basis and in accordance with GAAP.

“Excluded Subsidiary” means any of the foregoing: (a) each Foreign Subsidiary, (b) each Immaterial Subsidiary, and (c) subject to Section 11.01(g) and 11.01(h), each other Subsidiary as the Required Lenders, in their sole discretion, may agree in writing shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Person that has Guaranteed a Swap Obligation, including the grant of a Lien to secure the Guarantee of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute  an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes), and branch profits taxes by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located and Taxes imposed as a result of a present or former connection between Administrative Agent, any Lender or any other recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced any Loan Document), (b) any United States backup withholding tax, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), and (d) any United States federal withholding Taxes imposed pursuant to FATCA.

“Existing Agent” means Webster Bank, N.A.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of August 6, 2014, among the Borrowers, the Existing Lenders and the Existing Agent, as the same may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

“Existing Lenders” means the Lenders party to the Existing Credit Agreement.

“Existing Revolving Credit Loans” has the meaning specified in Section 2.01(b).

“Existing Term Loans” has the meaning specified in Section 2.01(a)(i).

“Facility” means the (a) Term Facility, (b) the Revolving Credit Facility, (c) the Swing Line Facility, or (d) the Incremental Term Loans (the “Incremental Term Facility”), as the context may require.

“Facility Commitment Fee” has the meaning specified in Section 2.09(d).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with) any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to KeyBank on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means (i) the fee letter, dated January 27, 2015, among the Parent, the Administrative Agent, KeyBanc Capital Markets Inc. and (ii) the fee letter, dated January 27, 2015, between the Parent and Webster Bank.

“Foreign Lender” means any Secured Party that is organized under the Laws of a jurisdiction other than that in which the Borrowers are residents for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“GTT 360” means GTT360, Inc., a Delaware corporation.

“GTT 360 Acquisition” means the acquisition of GTT 360 by GTT Americas pursuant to the GTT 360 Acquisition Agreement.

“GTT 360 Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of April 1, 2014, as amended by that certain Amendment No. 1 thereto dated as of April 16, 2014, by and among the stockholders of DBR 360, Inc., a Delaware corporation, as sellers, GTT Americas, as purchaser, GTT 360, Inc., as merger sub, and David Baule, as stockholder representative.

“GTT 360 Earnout Payments” means cash payments by a Borrower or Borrowers pursuant to earnout liabilities incurred in connection with the GTT 360 Acquisition, which payments shall not exceed (or be made earlier than) (i) $875,000 on the six month anniversary of the closing date of the GTT 360 Acquisition, (ii) $875,000 on the one year anniversary of the closing date of the GTT 360 Acquisition, (iii) $875,000 on the eighteenth month anniversary of the closing date of the GTT 360 Acquisition, and (iv) $875,000 on the two year anniversary of the closing date of the GTT 360 Acquisition and, in each instance, in an amount which does not exceed the amount due in accordance with the terms of the GTT 360 Acquisition Agreement.

“GTT Americas” means Global Telecom & Technology Americas, Inc., a Virginia corporation.

“GTT EMEA” means GTT EMEA, Ltd., a private limited liability company incorporated and registered in England and Wales with registration number 03580993 and whose registered office is 35 Vine Street, London EC3N2AA.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such

Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith or (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the agreement, document or instrument embodying such Guarantee.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor(s)” means, collectively and individually, each Domestic Subsidiary (other than an Excluded Subsidiary) of the respective Borrowers that shall be required to execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12.

“Guaranty” means, collectively, the Guaranty made by a Guarantor in favor of the Secured Parties and delivered pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that, at the time it enters into an interest rate Swap Contract permitted under Article VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract.

“Holdback Payments” means, collectively, the MegaPath Holdback Payments and the UNSI Holdback Payments.

“Immaterial Subsidiary” means on any date, any Subsidiary that did not, as of the last day of the fiscal quarter of the Parent most recently ended for which financial statements are available, have, individually or collectively with all other Domestic Subsidiaries which are wholly-owned by any Loan Party but are not Guarantors, either (i) assets with a value in excess of 1.0% of total assets of, or (ii) revenues in an amount in excess of 1.0% of the total revenues of, the Borrowers and their respective Subsidiaries on a consolidated basis for the period of four consecutive fiscal quarters ended on such day.

“Increased Facility Activation Date” means any Business Day on which any Lender shall execute and deliver to the Administrative Agents an Increased Facility Activation Notice pursuant to Section 2.15(a).

“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit J-1 or J-2, as applicable.

“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.

“Incremental Revolving Commitment” means any revolving commitments made pursuant to Section 2.15(a).

“Incremental Term Facility”  as defined in the definition of “Facility”.

“Incremental Term Lenders” means (a) on any Increased Facility Activation Date relating to Incremental Term Loans, the Lenders signatory to the relevant Increased Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Term Loan.

“Incremental Term Loans” means any term loans made pursuant to Section 2.15(a).

“Incremental Term Maturity Date” means with respect to the Incremental Term Loans to be made pursuant to any Increased Facility Activation Notice, the maturity date specified in such Increased Facility Activation Notice, which date shall not be earlier than the final maturity of the Term Loans and shall not have a weighted average life to maturity that is earlier than the weighted average life to maturity of the Term Loans.

“Incremental Term Note” means a promissory note made by the Borrowers in favor of an Incremental Term Lender evidencing Incremental Term Loans made by such Incremental Term Lender, substantially in the form of Exhibit B-4.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)                                 all obligations of such Person for borrowed money (including L/C Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)                                  net obligations of such Person under any Swap Contract;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided that the amount of Indebtedness pursuant to this clause (e) shall be an amount equal to the lesser of (x) the aggregate amount of the indebtedness secured by such Lien and (y) the fair market value of the property subject to such Lien;

(f)                                   all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person required to be treated as liabilities under GAAP;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any obligation to purchase any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  For avoidance of doubt, GTT 360 Earnout Payments shall not be included in Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Intellectual Property” means all of Borrowers’ right, title, and interest in and to the following:

(a)                                 Copyrights, Trademarks and Patents;

(b)                                 any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c)                                  any and all source code;

(d)                                 any and all design rights which may be available to a Borrower;

(e)                                  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                                   all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Interest Payment Date” means, (a) as to any Libor Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Libor Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December commencing on June 30, 2015, and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Libor Rate Loan, the period commencing on the date such Libor Rate Loan is disbursed or converted to or continued as a Libor Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Lead Borrower in a Committed Loan Notice; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Investment” means, as to any Person, (a) any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but shall be reduced by the amount of any distributions and dividends received with respect to such Investment.

“IP Rights” has the meaning specified in Section 5.20.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the L/C Application and any other agreement, instrument or document entered into by an L/C Issuer and the Lead Borrower (or any of its Subsidiaries) or in favor such L/C Issuer and relating to such Letter of Credit.

“KeyBank” means KeyBank National Association and its successors.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Credit Commitment.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Credit Loans.

“L/C Commitment” means the commitment of the L/C Issuers hereunder to issue Letters of Credit or to cause Letters of Credit to be issued by the L/C Substitute Issuer.  The L/C Commitment shall be in the initial maximum amount of $7,500,000, and such amount shall be subject to termination or reduction from time to time pursuant to and in accordance with this Agreement.  The L/C Obligations shall not exceed in aggregate amount at any time the lesser of (a) the aggregate Revolving Credit Commitment in effect at such time, or (b) the amount of the L/C Commitment in effect at such time.

“L/C Commitment Effective Date” means the Amendment Effective Date.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Default Rate” means the interest rate per annum equal to the sum of the Applicable Margin for Loans that are Base Rate Loans, plus two percent (2%).

“L/C Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Honor Date” has the meaning specified in Section 2.03(c)(i).

“L/C Issuer” means the financial institutions identified and appointed by the Administrative Agent, in accordance with Section 9.12 hereof, as issuers of Letters of Credit hereunder, or any successor issuers of Letters of Credit hereunder. As of the Amendment Effective Date, the following financial institutions are each an L/C Issuer: KeyBank and Webster Bank.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(m).  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Substitute Issuer” means, in relation to any Letter of Credit, any bank or other financial institution that will issue or amend such Letter of Credit on behalf and for the account of such L/C Issuer, and for the ultimate account of a Borrower hereunder.

“Letter of Credit Fees” has the meaning specified in Section 2.03(i).

“Letter(s) of Credit” means any (and all) standby letters of credit issued (a) by an L/C Issuer for the account of a Borrower hereunder, or (b) by the L/C Substitute Issuer on behalf and for the account of an L/C Issuer, for the ultimate account of a Borrower hereunder.

“Lead Borrower” means the Parent.

“Lender(s)” has the meaning specified in the introductory paragraph.  Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described in writing to the Borrowers and the Administrative Agent.

“Libor Rate(s)” means, for any Interest Period with respect to a Libor Rate Loan, “LIBOR Rate” shall mean the rate quoted by the Administrative Agent two (2) Business Days prior to an Interest Period for the offering by the Administrative Agent to prime commercial banks in the inter-bank

Eurodollar market of dollar deposits for a period equal to the Interest Period and in an amount equal to the requested advance.  Such LIBOR Rate shall be increased by the maximum marginal reserve percentage as prescribed by the Board of Governors of the Federal Reserve System for determining the reserve requirement for KeyBank, for Eurodollar deposits having a maturity equal to the Interest Period.  If such rate is not available at such time for any reason, then the “Libor Rate” for such Interest Period shall be the rate per annum reasonably determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Libor Rate Loan being made, continued or converted by KeyBank and with a term equivalent to such Interest Period would be offered to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Libor Rate Loan” means a Revolving Credit Loan, a Term Loan, an Incremental Term Loan that bears interest at a rate based on the Libor Rate.

“LIBOR Tranche” the collective reference to LIBOR Rate Loans under a particular Facility, the then current Interest Periods of which begin on the same date and end on the same later date (whether or not such LIBOR Rate Loans shall originally have been made on the same day).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means on any date of determination, the maximum amount of unfunded Revolving Credit Commitments which the Borrowers could request as a Revolving Credit Borrowing without causing a Default or Event of Default under Section 7.11, plus, cash on deposit with the Administrative Agent or another domestic Lender which is not Restricted and which is subject to a deposit account control agreement in favor of the Administrative Agent, if requested.

“Loan(s)” means an extension of credit by a Lender to the Borrowers under Article II in the form of a Term Loan, a Swing Loan, an Incremental Term Loan or a Revolving Credit Loan, as applicable.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Collateral Documents, (d) any Cash Management Agreement, (e) any Swap Contract with any Hedge Bank, (f) any Guaranty and (g) any agreement executed and delivered by the Borrowers to the Administrative Agent or any Lender in connection with any of the foregoing or this Agreement.

“Loan Parties” means, collectively, the Borrowers and each Guarantor. “Loan Party” means, individually, a Borrower or a Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrowers and their respective Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Loan Parties, taken as a whole to perform their obligations under any Loan Document to which they are a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties (taken as a whole) of any Loan Document to which it is a party.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the earliest of (x) March 31, 2020, (y) the date of termination of the Revolving Credit Commitment pursuant to Section 2.06, and (z) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans pursuant to Section 8.02(b), (b) with respect to the Term Facility, the earliest of (x) March 31, 2020, (y) the date of prepayment of the Term Loans in full in cash pursuant to Section 2.05, and (z) the date of acceleration of the Loans pursuant to Section 8.02; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day, and (c) with respect to any Incremental Term Facility, on the date (and in the circumstances) determined in accordance with Section 2.15.

“Measurement Period” means the period of four (4) consecutive fiscal quarters most recently ended.

“MegaPath” means MegaPath Corporation, a Virginia corporation.

“MegaPath Acquisition” means the acquisition of MegaPath by GTT Americas pursuant to the MegaPath Acquisition Agreement.

“MegaPath Acquisition Agreement” means that certain Stock Purchase Agreement dated as of February 19, 2015, by and among the Parent, GTT Americas, as purchaser, MegaPath Group, Inc., as seller, and MegaPath.

“MegaPath Acquisition Documentation” means, collectively, the MegaPath Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

“MegaPath Holdback Payments” means cash payments by a Borrower or Borrowers to MegaPath to be made after the twelve-month anniversary of the closing date of the MegaPath Acquisition, pursuant to, and in accordance with the MegaPath Acquisition Agreement as in effect on the Amendment Effective Date, in an aggregate amount not to exceed $10,000,000 unless adjusted on any Quarterly Date downward thereafter by Administrative Agent based on the Lead Borrower’s assessment of the actual amount of such MegaPath Holdback Payments calculated in accordance with the MegaPath Acquisition Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a)                                 with respect to any Disposition, realization of insurance proceeds from a casualty event by any Loan Party or any of its Subsidiaries or any indemnity (except indemnity payments reimbursing the Borrowers for out-of-pocket expenses) payments or purchase price adjustments received in respect of any Permitted Acquisition, the excess, if any, of (i) the sum of cash and Cash Equivalents received by such Loan Party or any of its Subsidiaries in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable out-of-pocket costs and expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) taxes paid or reasonably estimated to be payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds; and

(b)                                 with respect to the sale or issuance of any Equity Interest by the Borrowers, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable out-of-pocket costs and expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“New Lender(s)” has the meaning specified in Section 2.15(b).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (ii) has been approved by the Required Lenders.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note(s)” means a Term Note, a Swing Line Note, an Incremental Term Note, or a Revolving Credit Note, as the context may require.

“Notice of Swing Loan Refunding” has the meaning specified in Section 2.04(b).

“NT Network” has the meaning specified in the introductory paragraph hereto.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding; provided, however, that Obligations shall not include any Excluded Swap Obligation of any Loan Party.  For purposes of clarity, Obligations include all L/C Obligations.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Term Loans, Incremental Term Loans and Revolving Credit Loans (inclusive of L/C Obligations and Swing Loans) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Incremental Term Loans and Revolving Credit Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Patent Security Agreement” means the Patent Security Agreement dated as of the Second Restatement Date of NT Network in favor of the Administrative Agent, as amended on the Amendment Effective Date, and as further amended from time to time.

“Parent” means GTT Communications, Inc.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrowers or any ERISA Affiliate or to which the Borrowers or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means the MegaPath Acquisition, and any Acquisition (for purposes of clarity, including acquisitions of customer contracts in so-called “novations”) which satisfies each of the following conditions:

(a)                                 any Subsidiary of the Borrowers or a Subsidiary thereof created for the purpose of effecting the Acquisition or acquired in connection therewith shall have complied with the requirements of Section 6.12;

(b)                                 after giving pro forma effect to a proposed Acquisition, the Consolidated Net Total Leverage Ratio shall not exceed the Consolidated Net Total Leverage Ratio then in effect minus one-quarter (0.25x);

(c)                                  both before and after giving pro forma effect to any Acquisition, no Default or Event of Default (including pro forma compliance with the financial covenants set forth in Section 7.11) shall have occurred and be continuing;

(d)                                 the Borrowers shall have delivered to the Administrative Agent, at least 10 Business Days (or such shorter time period as the Administrative Agent may otherwise reasonably agree in writing) prior to the consummation of such Acquisition, a certificate from a Responsible Officer of the Borrowers demonstrating (in detail reasonably satisfactory to the Administrative Agent) pro forma compliance with the covenants set forth in Section 7.11 and with the other requirements set forth in this definition of Permitted Acquisition, including the Consolidated Net Total Leverage Ratio calculations required by clause (b) above;

(e)                                  the Borrowers shall have delivered to the Administrative Agent not less than 15 days (or such shorter time period as the Administrative Agent may otherwise agree in writing) prior to the consummation of the Acquisition a summary providing a reasonably detailed description of the Target and the terms and conditions of the proposed acquisition, material financial, business and legal due diligence information relating to the Target (including, Pro Forma EBITDA, and in the case of each Acquisition generating Pro Forma EBITDA greater than $5,000,000, a quality-of-earnings report or other independent third party verification satisfactory to the Administrative Agent as the Administrative Agent may reasonably request), and all material legal documentation pertaining to such acquisition, and all of the foregoing are reasonably satisfactory to the Administrative Agent;

(f)                                   the assets acquired in such Acquisition shall be owned exclusively by a Borrower (other than the Parent) or a Subsidiary which becomes a Borrower;

(g)                                  the Target shall be engaged in a business reasonably related to the Borrowers’ Business, and the Acquisition shall include all or substantially all of the assets, or one hundred percent (100%) of the Equity Interests, of the Target;

(h)                                 the Target shall have consolidated earnings before interest and taxes after depreciation and amortization (calculated in a similar manner as Consolidated EBITDA is calculated hereunder, with any cost or expense savings, synergies or add-backs of any kind reasonably satisfactory to the Administrative Agent) for the Measurement Period prior to the closing of the Acquisition, of greater than $0;

(i)                                     the Acquisition shall not be hostile and shall be approved by the Target’s board of directors or equivalent governing body;

(j)                                    both before and after giving pro forma effect to the Acquisition, the Borrowers have at least $10,000,000 of unfunded Revolving Credit Commitments (for purposes of clarity, the aggregate stated amount of all outstanding Letters of Credit shall be considered funded Revolving Credit Commitments for purposes of this clause (j)) and would be able to incur a Revolving Credit Borrowing of at least $10,000,000 without causing a Default or Event of Default under Section 7.11;

(k)                                 any Acquisition-Related Debt incurred in connection with the Acquisition is (i) unsecured, (ii) accrues pay-in-kind (PIK) interest only, and (iii) in the case of Seller Notes only, is payable not sooner than October 1, 2020; and

(l)                                     if in excess of $250,000, or otherwise required by the Administrative Agent, the holder(s) of any Acquisition-Related Debt to be incurred in connection with such Acquisition shall have entered into a subordination agreement in form satisfactory to the Administrative Agent acknowledging and agreeing to the Acquisition-Related Debt Payment Conditions (as defined below).

As used herein, the term “Acquisition-Related Debt Payment Conditions” means that the Acquisition-Related Debt constitutes Earnout Indebtedness and, at the time of any payment by a Borrower in respect of such Earnout Indebtedness and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing under this Agreement, and (ii) the Borrowers shall have Liquidity of at least $10,000,000.  For purposes of clarity, no payments shall be made in respect of Seller Notes during the term of this Agreement.

“Permitted Holders” means the Parent and the Borrowers.

“Permitted Liens” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrowers or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 9.13.

“Pledge Agreement” means collectively the Amended and Restated Pledge Agreements of GTT Global Telecom Government Services, LLC, GTT Americas and the Parent, each dated as of the Second Restatement Date and in favor of the Administrative Agent, each as amended on the Amendment Effective Date and as further amended from time to time.

“Pledged Stock” has the meaning specified in the Pledge Agreement.

“Principal Payment Dates” has the meaning specified in Section 2.07(a).

“Pro Forma EBITDA” means, with respect to any Target acquired in a Permitted Acquisition, such Target’s earnings before interest, income taxes, amortization and depreciation, and corporate overhead and one-time charges (including severance) (in both cases, to the extent not expected to be ongoing after the consummation of the Acquisition), as calculated in accordance with GAAP, and in the case of other Targets, for the most recent twelve (12) month period as shown on financial statements which are made available to the Lenders prior to the consummation of the Permitted Acquisition, calculated by the Borrowers and acceptable to the Administrative Agent in its sole discretion, with such adjustments as can be verified and demonstrated by the Borrowers and acceptable to the Administrative Agent in its sole discretion.

“Public Lender” has the meaning specified in Section 9.13.

“Quarterly Date” means March 31, June 30, September 30 and December 31 in each year, commencing with the first such date following the Amendment Effective Date.

“Register” has the meaning specified in Section 11.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any “reportable event” as defined in Section 4043(c) of ERISA and the regulations thereunder, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, as of any date of determination, (i) if there are only two (2) Lenders, both Lenders, or (ii) if there are three (3) Lenders, then at least 2 of the 3 Lenders, or (iii) if there are four (4) or more Lenders, then at least 2 Lenders, in each instance in (ii) and (iii), holding more than 50% of the sum of the (a) Consolidated Outstandings and (b) aggregate unused Revolving Credit Commitment; provided that the unused Revolving Credit Commitment of, and the portion of the Consolidated Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.  For avoidance of doubt, a Defaulting Lender shall not be counted in determining the number of Lenders for purposes of the Required Lenders definition.

“Responsible Officer” means the chief executive officer, president, chief financial officer, vice president, treasurer, assistant treasurer or controller of a Loan Party and any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrowers, that such cash or Cash Equivalents (i) appear (or would be required to appear), as “restricted” on a consolidated balance sheet of the Borrowers (unless such appearance is solely related to the Loan Documents or the Liens created thereunder), or (ii) are subject to any Lien in favor of any Person other than the Administrative Agent.

“Restricted Payment” means (i) payments in respect of Acquisition-Related Debt, including GTT 360 Earnout Payments, WSNS Earnout Payments and Holdback Payments and (ii) any dividend or other distribution (other than distributions of cash to the Parent, or dividends or distributions to any Domestic Subsidiary or, in the case of Foreign Subsidiaries only, to another Foreign Subsidiary or to the Parent) (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any payment in respect of any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolver Commitment Fee” has the meaning specified in Section 2.09(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Libor Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b)(i).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, which amount on the Amendment Effective Date is $25,000,000.  For purposes of clarity, (i) the L/C Commitment is a sublimit of the Revolving Credit Commitment, and the Outstanding Amount of L/C Obligations shall reduce availability under the Revolving Credit Commitment on a dollar-for-dollar basis and (ii) the Swing Line Commitment is a sublimit of the Revolving Credit Commitment, and the Outstanding Amount of Swing Loans shall reduce availability under the Revolving Credit Commitment on a dollar-for-dollar basis.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitment at such time and any Incremental Revolving Commitment.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B-2A or Exhibit B-2B.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctions” has the meaning specified in Section 5.20.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Restatement Date” means August 6, 2014.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI or VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Hedge Banks, Cash Management Banks, the Swing Line Lender and the L/C Issuers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Amended and Restated Security Agreement dated as of the Second Restatement Date of the Borrowers in favor of the Administrative Agent (for the benefit of the Lenders), as amended on the Amendment Effective Date and as further amended from time to time.

“Security Agreement Supplement” means a supplement to update the Security Agreement or to add a party thereto.

“Seller Note(s)” means any promissory note or other instrument issued by a Borrower to a seller in any Permitted Acquisition to evidence a deferred portion of the purchase price paid by such Borrower to such seller in connection with such Permitted Acquisition the terms of which are consistent with the Acquisition-Related Debt Payment Conditions.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer collectively to all direct and indirect Domestic Subsidiaries and Foreign Subsidiaries of the Borrowers.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any Swap Contract that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Commitment” means $5,000,000.

“Swing Line Facility” means the credit facility established under Section 2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.

“Swing Line Lender” means KeyBank.

“Swing Line Note” means a promissory note substantially in the form of Exhibit B-3 hereto.

“Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the earlier of (i) the last day of the period for such Swing Loan as established by the Swing Line Lender and agreed to by the Borrower, which shall be less than 15 days, and (ii) the Maturity Date with respect to the Revolving Credit Facility.

“Swing Loan Participation” has the meaning specified in Section 2.04(c).

“Swing Loan Participation Amount” has the meaning specified in Section 2.04(c).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the bankruptcy or insolvency of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” means the Person, the business or division of any Person or substantially all of the assets of a Person, acquired in an Acquisition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Libor Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a)(i).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(a)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or, in the case of a Person that becomes a Term Lender pursuant to an assignment permitted under Section 11.06, as specified opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The aggregate amount of the Term Commitment on the Amendment Effective Date is $230,000,000.

“Term Commitment Percentage” means, as to each Term Lender, the percentage set forth opposite the name of such Lender on Schedule 2.01 under the caption “Term Commitment Percentage.”

“Term Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender(s)” means (a) at any time on or prior to the Amendment Effective Date, any Lender that has a Term Commitment at such time and (b) thereafter, any Lender that from time to time holds Term Loans after giving effect to any assignment thereof permitted by Section 11.06(b).

“Term Loan” means an advance made by any Term Lender under the Term Commitment.

“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit B-1A or Exhibit B-1B.

“Threshold Amount” means $5,000,000.

“TiNet” means NT Network Services LLC, SCS, a limited partnership organized under the laws of Luxembourg.

“TiNet Acquisition” means the Acquisition by the Parent of 100% of the Equity Interests of TiNet.

“TiNet Acquisition Documents” means the Equity Purchase Agreement dated as of April 30, 2013 by and among Neutral Tandem, Inc. (d/b/a Inteliquent) as parent, NT Network Services, Inc., as seller, and the Parent, as purchaser.

“Trademark Security Agreement” means the Amended and Restated Trademark Security Agreement dated as of the Second Restatement Date of the Parent, NLayer Communications, Inc. and NT Network in favor of the Administrative Agent, as amended on the Amendment Effective Date and as further amended from time to time.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Libor Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Bribery Act” has the meaning specified in Section 5.21.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined as of the most recent annual actuarial report valuation date for such Pension Plan in accordance with the assumptions used by such Pension Plan’s actuaries for funding purposes in effect for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“UNSI” means American Broadband, Inc. d/b/a United Network Services, Inc., a Delaware corporation.

“UNSI Acquisition” means the acquisition of UNSI by GTT Americas pursuant to the UNSI Acquisition Agreement.

“UNSI Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of October 1, 2014, by and among the Parent, GTT Americas, as purchaser, GTT UNSI, Inc., as merger sub and a wholly-owned subsidiary of purchsaer, UNSI, and Francis D. John, as representative of UNSI’s stockholders.

“UNSI Acquisition Documentation” means, collectively, the UNSI Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time in accordance with the provisions of this Agreement.

“UNSI Holdback Payments” means cash payments by a Borrower or Borrowers to UNSI to be made after the one-year anniversary of the closing date of the UNSI Acquisition, pursuant to, and in accordance with the UNSI Acquisition Agreement as in effect on the Amendment Effective Date, in an aggregate amount not to exceed $4,000,000, unless adjusted downward on any Quarterly Date thereafter by Administrative Agent based on the Lead Borrower’s assessment of the actual amount of such UNSI Holdback Payments calculated in accordance with the UNSI Acquisition Agreement

“Webster Bank” means Webster Bank, N.A. and its successors.

“Working Capital Adjustment” means an amount equal to the difference between (a) the current assets of the Parent and its Subsidiaries minus (b) the current liabilities of the Parent and its Subsidiaries.

“WSNS” means Wall Street Network Solutions, LLC, a Delaware limited liability company.

“WSNS Acquisition” means the acquisition of WSNS by GTT Americas pursuant to the WSNS Acquisition Agreement.

“WSNS Acquisition Agreement” means that certain Membership Interest Purchase Agreement dated as of August 1, 2014, by and among the “Sellers” named therein, as sellers, GTT Americas, as purchaser, and the Lead Borrower, as parent.

“WSNS Earnout Payments” means cash payments by a Borrower or Borrowers pursuant to earnout liabilities incurred in connection with the WSNS Acquisition, which payments shall not be made earlier than the thirteen month anniversary of the closing date of the WSNS Acquisition and, in each instance, in an amount which does not exceed the amount due in accordance with the terms of the WSNS Acquisition Agreement as in effect on the Second Restatement Date; provided, however,

Borrower or Borrowers may make three (3) quarterly advance payments to Michael Fritzlo during the nine (9) month period commencing August 1, 2014, each in an amount equal to $25,000, in accordance with the terms of the WSNS Acquisition Agreement.

1.02                        Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03                        Accounting Terms.  (a)  Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)                                 Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                        Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01                        Amendment Effective Date Funding Mechanics; The Term Borrowings; The Revolving Credit Borrowings.   (a)(i)  On the Amendment Effective Date, Term Loans and Delayed Draw Term Loans outstanding under the Existing Credit Agreement (collectively, the “Existing Term Loans”) and all accrued but unpaid interest thereon shall remain outstanding and shall be deemed to have been funded under and shall constitute outstanding Term Loans in respect of the Term Commitment under this Agreement.  On the Amendment Effective Date, each Term Lender shall fund its Term Commitment in such amount as may be determined by the Administrative Agent to be necessary (but in no event in excess of the amount of any Term Lender’s Term Commitment) to cause such Term Lender’s Applicable Percentage of the Outstanding Amount of Term Loans to equal the applicable Term Commitment set forth for each such Lender on Schedule 2.01 attached hereto.  Amounts borrowed under this Section 2.01(a)(i) on the Amendment Effective Date and repaid or prepaid may not be reborrowed.  Term Loans may be Base Rate Loans or Libor Rate Loans, as further provided herein; provided, however, that any Term Borrowing made on the Amendment Effective Date shall be made as Libor Rate Loans.

(b)                             The Revolving Credit Borrowings.  On the Amendment Effective Date, Revolving Credit Loans and Letters of Credit outstanding under the Existing Credit Agreement (collectively, the “Existing Revolving Credit Loans”) and all accrued but unpaid interest and fees thereon shall remain outstanding and shall be deemed to have been funded under and shall constitute outstanding Revolving Credit Loans in respect of the Revolving Credit Commitment and Letters of Credit in respect of the L/C Commitment under this Agreement, respectively.  In connection with the first Revolving Credit Borrowing on or after the Amendment Effective Date, each Revolving Credit Lender shall fund its Revolving Credit Commitment in such amount as may be determined by the Administrative Agent to be necessary (but in no event in excess of the amount of any Revolving Credit Lender’s Revolving Credit Commitment) to cause such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of Revolving Credit Loans (after giving effect to the Revolving Credit Borrowing on such date) to equal the percentage set forth opposite such Lender’s name on Schedule 2.01.  Subject to the foregoing and to the terms and conditions set forth herein, each Revolving Credit Lender (severally, not jointly) agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Consolidated Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans and L/C Obligations of any Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment.  Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b).  Revolving Credit Loans may be Base Rate Loans or Libor Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Loans.  (a)  Each Swing Loan, Term Borrowing and Revolving Credit Borrowing and each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Libor Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone.  Each such notice must be received by the Administrative Agent (i) not later than 11:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Libor Rate Loans, (ii) not later than 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans or any conversion of Libor Rate Loans to Base Rate Loans, and (iii) not later than 1:00 p.m. on the requested date of any Borrowing of Swing Loans.  Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Each Borrowing of, conversion to or continuation of Libor Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof.  Except as provided in Section 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $10,000 in excess thereof.  Each Committed Loan Notice  (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term Borrowing or a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Libor Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period or the Swing Loan Maturity Date with respect thereto.  If the Lead Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Libor Rate Loans.  If the Lead Borrower requests a Borrowing of, conversion to, or continuation of Libor Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                                 Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans.  In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice.  Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, in the case of Borrowings on the Amendment Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of KeyBank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Lead Borrower.

(c)                                  Except as otherwise provided herein, a Libor Rate Loan may be continued or converted only on the last day of an Interest Period for such Libor Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Libor Rate Loans without the consent of the Required Lenders.

(d)                                 The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for Libor Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in KeyBank’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect.

2.03                        Letters of Credit

(a)                                 The L/C Commitment.

(i)                                     Subject to the terms and conditions set forth herein, each L/C Issuer agrees, in reliance upon the agreements of the Borrowers and the Revolving Credit Lenders set forth in this Section 2.03, (a) from time to time on any Business Day during the period from the Amendment Effective Date until the L/C Expiration Date, to issue Letters of Credit, or (as the case may be) to cause Letters of Credit to be issued by the L/C Substitute Issuer, in each case for the account of a Borrower, and to amend or extend Letters of Credit previously issued, or (as the case may be) to cause Letters of Credit previously issued to be amended or extended by the L/C Substitute Issuer, all in accordance with Section 2.03(b), and (b) to honor drawings under the Letters of Credit, or (as the case may be) to cause the L/C Substitute Issuer to honor drawings under the Letters of Credit; and the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower and any drawings thereunder; provided, however, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Consolidated Revolving Credit Outstanding shall not exceed the Revolving Credit Commitment then in effect, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Credit Commitment, and (z) the aggregate Outstanding Amount of the L/C Obligations shall not exceed the L/C Commitment.  Each request by the Lead Borrower, on behalf of any Borrower, for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence.  Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly a Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)                                  No L/C Issuer shall issue any Letter of Credit, or (as the case may be) cause any Letter of Credit to be issued by the L/C Substitute Issuer, if:

1)                                     subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Administrative Agent has approved such expiry date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the L/C Expiration Date); or

2)                                     the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date.

(iii)                               No L/C Issuer shall be under any obligation to issue any Letter of Credit, or (as the case may be) to cause any Letter of Credit to be issued by the L/C Substitute Issuer, if:

1)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer or the L/C Substitute Issuer from issuing such Letter of Credit, or any applicable Laws or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer or the L/C Substitute Issuer shall prohibit, or request that such L/C Issuer or the L/C Substitute Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer or the L/C Substitute Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer or the L/C Substitute Issuer is not otherwise compensated hereunder) not in effect on the L/C Commitment Effective Date, or shall impose upon such L/C Issuer or the L/C Substitute Issuer any unreimbursed loss, cost or expense which was not applicable on the L/C Commitment Effective Date and which such L/C Issuer in good faith deems material to it;

2)                                     except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

3)                                     such Letter of Credit is to be denominated in any currency other than Dollars;

4)                                     such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

5)                                     any default of any Revolving Credit Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Lead Borrower or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender.

(iv)                              No L/C Issuer shall amend any Letter of Credit, or otherwise cause any Letter of Credit to be amended by the L/C Substitute Issuer, if such L/C Issuer would not be permitted at such time to issue such Letter of Credit, or (as the case may be) to cause such Letter of Credit to be issued, in its amended form under the terms hereof.

(v)                                 No L/C Issuer shall be under any obligation to amend any Letter of Credit, or otherwise to cause any Letter of Credit to be amended, if (x) such L/C Issuer would have no obligation at such time to issue such Letter of Credit (or to cause such Letter of Credit to be issued) in its amended form under the terms hereof, or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)                              Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued, or (as the case may be) caused to be issued, by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits, immunities and exculpations (x) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued or caused to be issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (y) as additionally provided herein with respect to such L/C Issuer.

(b)                                 Procedures for Issuance and Amendment of Letters of Credit.

(i)                                     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to an L/C Issuer and the Administrative Agent in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower.  Such L/C Application must be received by such L/C Issuer and the Administrative Agent not later than 2:00 p.m., at least four (4) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in any particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of any request for the initial issuance of any Letter of Credit, such L/C Application shall specify in form and detail satisfactory to such L/C Issuer and the Administrative Agent: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as such L/C Issuer may reasonably require. In the case of any request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to such L/C Issuer and the Administrative Agent: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such L/C Issuer may reasonably require.  Additionally, the Lead Borrower shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.

(ii)                                  Promptly after receipt of any L/C Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Lead Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof.  Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Borrower, at least two (2) Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit, or (as the case may be) cause a Letter of Credit to be issued by the L/C Substitute Issuer, in each case for the account of a Borrower under this Agreement or enter into the applicable amendment, as the case may be, in each case, in accordance with the usual and customary business practices of such L/C Issuer and (if applicable) the L/C Substitute Issuer. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage of the Revolving Credit Commitments times the amount of such Letter of Credit.

(iii)                               If the Lead Borrower so requests in any applicable L/C Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue (or cause to be issued) a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, however, that any such Auto-Extension Letter of Credit must permit such L/C Issuer or (as the case may be) L/C Substitute Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by such L/C Issuer, the Lead Borrower shall not be required to make a specific request to such L/C Issuer for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) such L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (x) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time, to issue such Letter of Credit (or otherwise to cause such Letter of Credit to be issued) in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.08(a) or otherwise), or (y) it has received notice (which may be by telephone or in writing) on or before the day that is ten (10) Business Days before the Non-Extension Notice Date (x) from the Administrative Agent that the Required Lenders have elected not to permit such extension, or (z) from the Administrative Agent, any Revolving Credit Lender or the Lead Borrower that one or more of the applicable conditions specified in Article V is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.

(iv)                              Promptly after any Letter of Credit or any amendment to a Letter of Credit has been delivered to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)                                  Drawings and Reimbursements; Funding of Participations.

(i)                                     Upon receipt from the beneficiary of any Letter of Credit, or (as the case may be) from the L/C Substitute Issuer, of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Lead Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. on the date of any payment by such L/C Issuer or (as the case may be) by the L/C Substitute Issuer with respect to a Letter of Credit (each such date, an “L/C Honor Date”), the Lead Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing.  If the Lead Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the L/C Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Revolving Credit Loans that are Base Rate Loans to be disbursed on the L/C Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Borrowings, but subject to the amount of the unutilized portion of the Revolving Credit Commitments after giving effect to such Borrowings and the immediate payment of the Unreimbursed Amount, and the conditions set forth in Article V (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)                                  Each Revolving Credit Lender shall upon any notice issued by the Administrative Agent by 9:30 a.m. on any Business Day pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount.  The Administrative Agent shall remit the funds so received to such L/C Issuer.

(iii)                               With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Credit Loans that are Base Rate Loans because the conditions set forth in Article IV cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the L/C Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)                              Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.

(v)                                 Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the L/C Substitute Issuer, the Lead Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuation of any Default; or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under or with respect to any Letter of Credit, together with interest as provided herein.

(vi)                              If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate or a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving Credit Lender

(through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d)                                 Repayment of Participations.

(i)                                     At any time after an L/C Issuer has made a payment under or with respect to any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii)                                  If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.12 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the applicable L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Obligations, and the termination of this Agreement.

(e)                                  Obligations Absolute.  The Obligations of the Borrowers to reimburse an L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)                                     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii)                                  the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Guarantor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer, the L/C Substitute Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)                               any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)                              any payment by such L/C Issuer or (as the case may be) the L/C Substitute Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer or (as the case may be) the L/C Substitute Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief laws; or

(v)                                 any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any Guarantors, except any circumstance or happening caused by the gross negligence or willful misconduct of such L/C Issuer or (as the case may be) the L/C Substitute Issuer.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it in accordance with the procedures set forth herein and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower, on behalf of the applicable Borrower, will promptly notify the Administrative Agent and the applicable L/C Issuer. The Borrowers shall be deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)                                   Role of L/C Issuer.  Each Lender and the Borrowers agree that, in paying any drawing under any Letter of Credit, neither the L/C Issuers nor the L/C Substitute Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Issuers, the Administrative Agent, the L/C Substitute Issuer, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer or the L/C Substitute Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Issuers, the Administrative Agent, the L/C Substitute Issuer, any of their respective Related Parties nor any correspondent, participant or assignee of an L/C Issuer or the L/C Substitute Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which were caused by the willful misconduct or gross negligence of such L/C Issuer or L/C Substitute Issuer or the willful failure of such L/C Issuer or L/C Substitute Issuer to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer and the L/C Substitute Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and neither an L/C Issuer nor the L/C Substitute Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)                                  Cash Collateral.  Upon the request of the Administrative Agent, (i) if an L/C Issuer or (as the case may be) the L/C Substitute Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, promptly

Cash Collateralize the then Outstanding Amount of all L/C Obligations. Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the applicable L/C Issuer.

(h)                                 Applicability of ISP.  Unless otherwise expressly agreed by an L/C Issuer and the Borrowers when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i)                                     Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Letter of Credit fees (the “Letter of Credit Fees”) for each Letter of Credit at an annual rate equal to (i) the Applicable Margin for Loans that are Libor Rate Loans multiplied by the daily amount available to be drawn under such Letter of Credit.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(m).  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin for Loans that are Libor Rate Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Administrative Agent, while any Event of Default exists, all Letter of Credit Fees shall accrue at the L/C Default Rate.

(j)                                    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers.  The Borrowers shall pay directly to each L/C Issuer for its own account a fronting fee equal to twenty-five (25) basis points per annum with respect to each Letter of Credit issued by such L/C Issuer.  Such fronting fee shall be computed on the daily amount available to be drawn under each Letter of Credit on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand.  For purposes of computing the amount from time to time available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.03(m).  In addition, the Borrowers shall pay directly to each L/C Issuer for its own account its customary issuance, presentation, amendment and other processing fees, and other standard costs and charges of such L/C Issuer or otherwise incurred by such L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k)                                 Conflict with Issuer Documents.  In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l)                                     Letters of Credit Issued for Subsidiaries.  Notwithstanding that any Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Parent or any Guarantor, the Borrowers shall nevertheless be and remain obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit.  The Borrowers hereby acknowledges that the issuance of Letters of Credit for the account of the Parent or any Guarantor inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the business of the Parent and the Borrowers’ Subsidiaries.

(m)                             Letter of Credit Amounts.  Unless otherwise specified herein, the amount of any letter of credit (including any Letter of Credit) at any time shall be deemed to be the stated amount of such letter of credit in effect at such time; provided, however, that with respect to any letter of credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such letter of credit shall be deemed to be the maximum stated amount of such letter of credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

2.04                        Swing Line Facility.

(a)                                 Swing Loans.  During the Availability Period for the Revolving Credit Facility, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to the Lead Borrower from time to time, which Swing Loans:  (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made only in U.S. Dollars; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Consolidated Revolving Credit Outstandings plus the principal amount of Swing Loans would not exceed the Revolving Credit Facility; (v) shall not be made if, after giving effect thereto, the Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.03(g) hereof; (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan and (vii) at no time shall there be more than three Borrowings of Swing Loans outstanding hereunder.

(b)                                 Swing Loan Refunding.  The Swing Line Lender may at any time (and in any event, at least once per calendar week), in its sole and absolute discretion, direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”).  Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Revolving Credit Lenders and, unless an Event of Default specified in Section 8.01(f) or Section 8.01(g) in respect of a Loan Party has occurred, the Lead Borrower.  Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Borrower of a Committed Loan Notice requesting Revolving Credit Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates.  Each Revolving Credit Lender (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (d) below) to make a Revolving Credit Loan to the Borrowers in the amount of such Lender’s Applicable Revolving Credit Percentage of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.  Each such Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds not later than 2:00 P.M., if such notice is received by such Lender prior to 11:00 A.M., or not later than 2:00 P.M. on the next Business Day, if such notice is received by such Lender after such time.  The proceeds of such Revolving Credit Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c)                                  Swing Loan Participation.  If prior to the time a Revolving Credit Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 8.01(f) or Section 8.01(g) shall have occurred in respect of a Loan Party or one or more of the Revolving Credit Lenders shall determine that it is legally prohibited from making a Revolving Credit Loan under such circumstances, each Revolving Credit Lender (other than the Swing Line Lender), or each Revolving Credit Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Credit Loan would have been made by it (the “Purchase Date”), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Lender’s Applicable Revolving Credit Percentage of such outstanding Swing Loans.  On the Purchase Date, each such Revolving Credit Lender or each such Revolving Credit Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Revolving Credit Lender, deliver to such Revolving Credit Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Revolving Credit Lender’s Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof.  If any amount required to be paid by a Revolving Credit Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Revolving Credit Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.  Whenever, at any time after the Swing Line Lender has received from any other Revolving Credit Lender such Revolving Credit Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Applicable Revolving Credit Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d)                                 Obligations Unconditional.  Each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to Section 2.04(b)  and/or to purchase Swing Loan Participations in connection with a Notice of Swing Loan Refunding shall be subject to the conditions that (i) such Revolving Credit Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender that an Event of Default had occurred and was continuing, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender that gives such Notice of Swing Loan Refunding, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Loan Party, or any other Person, or any Loan Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

2.05                        Prepayments.  (a)  Optional.  The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Libor Rate Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Libor Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding or as otherwise may be agreed by the Administrative Agent.  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Libor Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility).  If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of a Libor Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05 to the extent the Borrowers have been made aware of such amounts at the time of the prepayment.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied first to the Term Facility ratably to the respective principal repayment installments thereof, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.  No voluntary prepayment of any Revolving Credit Loans shall result in the reduction of the Revolving Credit Commitment unless requested by the Borrowers pursuant to Section 2.06(a) hereof.

(i)                                     Mandatory.

(ii)                                  Excess Cash Flow.  Commencing with the fiscal year of the Borrowers ended December 31, 2016,  on the earlier to occur of within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) or April 30 of each year, the Borrowers shall prepay the Loans in an aggregate amount which equals (1) 50%, if the Consolidated Net Total Leverage Ratio as of the end of such fiscal year is greater than or equal to 2.0 to 1.0 or (2) 25% if the Consolidated Net Total Leverage Ratio as of the end of such fiscal year is less than 2.0 to 1.0, in either instance of Excess Cash Flow for the fiscal year covered by such financial statements.

(iii)                               If the Borrowers and/or any of their respective Subsidiaries Disposes of any property (other than any Dispositions permitted pursuant to Section 7.05(a), (b), (c), (d), (e), (f), (g), (h), or (i)) or suffers a casualty event which results in the realization by such Person of Net Cash Proceeds in excess of $500,000 in any fiscal year, the Borrowers or such Subsidiary shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds received by such Borrower and/or Subsidiaries within fifteen (15) Business Days of receipt thereof by such Person (such prepayments to be applied as set forth in clause (v) below); provided, however, that, with respect to any Net Cash Proceeds realized by such Borrower and/or Subsidiaries so long as no Event of Default shall have occurred and be continuing, the Borrowers, at their election, or such Subsidiary, may reinvest all or any portion of such Net Cash Proceeds in operating assets so long as within 180 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated or such reinvestment is subject to a binding written agreement with a third party which is not an Affiliate of Borrowers which agreement was entered into during such 180-day time period and which reinvestment is consummated within 120 days after such 180-day period expires (as certified by the Borrowers in writing to the Administrative Agent upon request); and provided further, however, that any Net Cash Proceeds received by any Borrower and/or Subsidiaries not so reinvested shall be promptly applied to the prepayment of the Loans as set forth in Section 2.05(b)(v).

(iv)                              [reserved].

(v)                                 Upon the incurrence or issuance by the Borrowers and/or any of their respective Subsidiaries of any Indebtedness (other than Indebtedness in respect of the incremental facilities described in Section 2.15 or otherwise expressly permitted to be incurred or issued pursuant to Section 7.02), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within fifteen (15) Business Days of receipt thereof by the Borrowers or such Subsidiary (such prepayments to be applied as set forth in clause (v) below).  The provisions of this Section 2.05(iv) do not constitute and shall not be construed as a consent to or waiver of any Event of Default arising by reason of any incurrence of Indebtedness by the Borrowers or any Subsidiary which is prohibited by the terms of this Agreement.

(vi)                              Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.05(b) shall be applied, first, to the Term Facility, pro rata to the respective principal repayment installments thereof (other than the Maturity Date installment) and second, to installments of the Term Facility due on the Maturity Date, third after the Term Facility had been paid in full, to the outstanding Swing Loans, and fourth to the Revolving Credit Facility, ratably to the outstanding Revolving Credit Loans, without a mandatory concurrent permanent reduction to the Revolving Credit Commitment.  Such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.

(vii)                           If for any reason the Consolidated Revolving Credit Outstandings at any time exceed the Revolving Credit Facility at such time, the Borrowers shall promptly (but in any event within two Business Days) prepay Revolving Credit Loans, in an aggregate amount equal to such excess.

(viii)                        Prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), shall be applied ratably to the outstanding Revolving Credit Loans.

Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Libor Rate Loans in direct order of Interest Period maturities.  All prepayments of LIBOR Rate Loans under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.  Notwithstanding any other provision of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Libor Rate Loans is required prior to the last day of the Interest Period therefor and would result in additional amounts owed pursuant to Section 3.05, the Administrative Agent may, at the request of the Borrowers, hold such amounts for up to 30 days, or until the end of the applicable Interest Period, whichever comes first.

2.06                        Termination or Reduction of Commitments.  (a)  Optional.  The Borrowers may, upon notice to the Administrative Agent from the Lead Borrower, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $250,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Consolidated Revolving Credit Outstandings would exceed the Revolving Credit Facility.

(b)                                 Mandatory.  The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of the funding of the Term Borrowing.

(c)                                  Application of Commitment Reductions; Payment of Fees.  The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Revolving Credit Commitment under this Section 2.06.  Upon any reduction of the Revolving Credit Commitment, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount.  All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.07                        Repayment of Loans.  (a)  Term Loans.  The Borrowers shall repay to the Term Lenders on the last Business Day of each March, June, September and December (each a “Principal Payment Date”) commencing on June 30, 2015, a principal payment in the respective amount set forth opposite each such date (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05), unless accelerated sooner pursuant to Section 8.02:

Principal Payment Dates	Principal Repayment Installments
June 30, 2015	$2,875,000
September 30, 2015	$2,875,000
December 31, 2015	$2,875,000
March 31, 2016	$2,875,000
June 30, 2016	$2,875,000
September 30, 2016	$2,875,000
December 31, 2016	$2,875,000
March 31, 2017	$2,875,000
June 30, 2017	$4,312,500
September 30, 2017	$4,312,500
December 31, 2017	$4,312,500
March 31, 2018	$4,312,500
June 30, 2018	$4,312,500
September 30, 2018	$4,312,500
December 31, 2018	$4,312,500
March 31, 2019	$4,312,500
June 30, 2019	$5,750,000
September 30, 2019	$5,750,000
December 31, 2019	$5,750,000
March 31, 2020	$5,750,000
Maturity Date	Full Outstanding Amount of Term Loans

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date (whenever such date may occur) and in any event shall be in an amount equal to the aggregate Outstanding Amount of all Term Loans outstanding on such date, together with all accrued but unpaid interest thereon.

(b)                                 Revolving Credit Loans.  The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date of the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

2.08                        Interest.  (a)  Subject to the provisions of Section 2.08(b), (i) each Libor Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Libor Rate for such Interest Period plus the Applicable Margin for Libor Rate Loans; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans; and (iii) each Swing Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

(b)                                 (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                                  Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Fees.

(a)                                 Revolver Commitment Fee.  The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a revolver commitment fee (“Revolver Commitment Fee”) equal to 0.50% per annum times the actual daily amount by which the Revolving Credit Facility exceeds the Consolidated Revolving Credit Outstandings (other than Swing Loans).  The Revolver Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Amendment Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility.

(b)                                 Letters of Credit.  The Borrowers shall pay the Letter of Credit Fees and other fees and amounts payable in connection with the issuance of Letters of Credit as set forth in Sections 2.03(i) and (j).

(c)                                  [Reserved].

(d)                                 Facility Commitment Fees.  The Borrowers shall pay on the Amendment Effective Date to the Administrative Agent for the account of each Lender a facility commitment fee (“Facility Commitment Fee”) as follows:

(i)                                     for each Lender with outstanding Existing Revolving Credit Loans (each an “Existing Revolving Lender”), an amount equal to fifteen hundredths of one percent (0.15%) of such Lender’s revolving commitment under the Existing Credit Agreement; and

(ii)                                  for each Lender with outstanding Existing Term Loans (each an “Existing Term Lender”), an amount equal to fifteen hundredths of one percent (0.15%) of such Lender’s outstanding Existing Term Loans as of March 31, 2015; and

(iii)                               for all Lenders, an amount equal to one percent (1.0%) of the aggregate amount of each such Lender’s Revolving Credit Commitment and Term Commitment under this Agreement, provided, that Facility Commitment Fee payments to each Existing Revolving Lender and Existing Term Lender under this clause (iii) shall be paid only on (1) in the case of an Existing Revolving Lender, any Revolving Credit Commitment in excess of the amount of such Lender’s revolving commitment under the Existing Credit Agreement and (2) in the case of an Existing Term Lender, any Term Loan in excess of such Lender’s outstanding Existing Term Loans as of March 31, 2015.

(e)                                  Other Fees.  The Borrowers shall pay to the Administrative Agent (on behalf of the Lenders and Webster Bank, as applicable) such other fees as may be set forth in the Fee Letters.

2.10                        Computation of Interest and Fees.  All computations of interest on Base Rate Loans shall be made on the basis of a 365-366 day year and actual number of days elapsed and computations of all other fees and interest shall be made on the basis of a 360-day year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11                        Evidence of Debt.  (a)  The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(b)                                 Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12                        Payments Generally; Administrative Agent’s Clawback.  (a)  General.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.  If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

(b)                                 (i) Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Libor Rate Loans (or, in the case of (x) any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing and (y) any Borrowing of Swing Loans, prior to 2:00 p.m. on the date of such Borrowing)) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)                                  Payments by Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the

Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Term Loans, Revolving Credit Loans, to acquire and fund Swing Loan Participations and to make payments pursuant to Section 11.04(c) are several and not joint.  The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                                  Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)                                   Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.13                        Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)                                     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

2.14                        Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)                                  Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent or requested by an L/C Issuer, and the Borrowers, to be held in a deposit account and released pro rata in order to Cash Collateralize such Defaulting Lender’s potential future funding obligations with respect to Loans and Letters of Credit under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Lenders (other than any Defaulting Lenders) on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Commitment Fee Letter of Credit.  No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or any Letter of Credit fee pursuant to Section 2.03 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to be paid to that Defaulting Lender).

(b)                                 Defaulting Lender Cure.  If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.15                        Incremental Facilities.  (a) The Borrowers and any one or more Lenders (including New Lenders as defined below) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Incremental Term Loans or Incremental Revolving Commitments, as applicable, by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and the Facility or Facilities involved, (ii) the applicable Increased Facility Closing Date and (iii) in the case of Incremental Term Loans, (x) the applicable Incremental Term Maturity Date, (y) the amortization schedule for such Incremental Term Loans, and (z) the Applicable Margin for such Incremental Term Loans which, in the cases of each of the foregoing clauses (x), (y) and (z) shall comply with Section 2.15(d) below.  Notwithstanding the foregoing, (i) without the consent of the Required Lenders, the aggregate amount of borrowings of Incremental Term Loans and Incremental Revolving Commitments obtained after the Amendment Effective Date pursuant to this paragraph shall not exceed $50,000,000 and the aggregate Incremental Revolving Commitment shall not exceed $10,000,000 and (ii) without the consent of the Administrative Agent, (x) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $10,000,000 and (y) no more than three Increased Facility Closing Dates may be selected by the Borrowers after the Amendment Effective Date.  No Lender shall have any obligation to participate in any increase described in this Section 2.15 unless it agrees to do so in its sole discretion.

(b)                                 Any additional bank, financial institution or other entity which, with the consent of the Lead Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.15(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit D-2, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c)                                  Unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date with respect to the Revolving Credit Facility, the Borrowers shall borrow Revolving Credit Loans under the relevant increased Revolving Credit Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of LIBOR Rate Loans, of each LIBOR Tranche) which would then have been outstanding from such Lender if (i) each such Type or LIBOR Tranche had been borrowed or effected on such Increased Facility Closing Date and (ii) the aggregate amount of each such Type or LIBOR Tranche requested to be so borrowed or effected had been proportionately increased.  The LIBOR Rate applicable to any LIBOR Rate Loan borrowed pursuant to the preceding sentence shall equal the LIBOR Rate then applicable to the LIBOR Rate Loans of the other Revolving Credit Lenders in the same LIBOR Tranche.

(d)                                 Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, on each Increased Facility Activation Date, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loans and/or increased Revolving Credit Commitments evidenced thereby.  Any such deemed amendment may be effected in writing by the Administrative Agent with the Borrowers’ consent (not to be unreasonably withheld) and furnished to the other parties hereto.  Any increase in Revolving Credit Commitments under this Section 2.15 shall be on terms and pursuant to documentation applicable to the Revolving Credit Loans (including the maturity date in respect thereof) and any Incremental Term Loans shall be on terms and pursuant to documentation to be determined; provided that, in respect of any Incremental Term Loans, to the extent such terms and documentation are not consistent with the Term Loans outstanding under this Agreement as of any Increased Facility Activation Date,

(i)                                     in the event the Incremental Term Loans to be funded on any Increased Facility Activation Date bear interest at a rate (Base Rate, LIBOR Rate or other index) which exceeds the rate of interest accruing on Term Loans and Revolving Credit Loans as of such date under Section 2.08 by more than one-half of one percent (0.50%), then, from and after such Increased Facility Activation Date, all Term Loans outstanding on such Increased Facility Activation Date and all Revolving Credit Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the interest rate accruing on such Incremental Term Loans, minus, one-half of one percent (0.50%);

(ii)                                  Scheduled principal repayments on Incremental Term Loans shall only be made on Interest Payment Dates for the Base Rate Loans (or less frequently if agreed to by the related Incremental Term Lenders);

(iii)                               Incremental Term Loans shall not have a weighted average life to maturity of less than the Term Loans on any Interest Payment Date for the Base Rate Loans;

(iv)                              the final maturity date of Incremental Term Loans shall not be earlier (but may be later) than the Maturity Date; and

(v)                                 such terms shall be reasonably satisfactory to the Administrative Agent.

(e)                                  The Incremental Term Loans and any Revolving Credit Loans made under any Incremental Revolving Commitment shall constitute Obligations and shall, ratably with the Term Loans and Revolving Credit Loans, (i) be secured by and entitled to the benefits of the Loan Documents and the Collateral; and (ii) share on a ratable basis in any prepayments of the Term Loans (unless the Incremental Term Lenders with respect to such Incremental Term Loans agree to receive prepayments after prepayments of the Term Loans).

(f)                                   No Incremental Facility shall be effective unless the Lead Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction.  The proceeds of the Incremental Facilities shall only be used for Permitted Acquisitions.  Notwithstanding the foregoing, no increase in the Revolving Credit Commitments (or in the Revolving Credit Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this Section 2.15 unless, on the proposed date of the effectiveness of such increase or Incremental Term Loans, (i) the condition set forth in paragraph (b) of Section 4.02 shall be satisfied or waived by the Required Lenders, (ii) each of the representations and warranties set forth in Article V of this Agreement made by the Borrowers shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations or warranties are qualified by materiality, in which case they shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date (unless such representations or warranties are qualified by materiality, in which case they shall be true and correct in all respects),  (iii) each of the representations and warranties made by the target in the purchase and sale (or equivalent agreement) executed in connection with the related Permitted Acquisition shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations or warranties are qualified by materiality, in which case they shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date (unless such representations or warranties are qualified by materiality, in which case they shall be true and correct in all respects), and (iv) on the Increased Facility Closing Date, and after giving effect to the Incremental Term Loans and Incremental Revolving Commitment relating thereto and the consummation of the Permitted Acquisition to be funded with the proceeds thereof, the Consolidated Net Total Leverage Ratio shall not exceed the lesser of (i) 3.5:1.0, or (ii) a ratio equal to the then-existing Consolidated Net Total Leverage Ratio required by Section 7.11(a), minus 0.25x.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01                        Taxes.  (a)  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrowers or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrowers or the Administrative Agent, as the case may be, taking into account any information and documentation delivered pursuant to subsection (e) below.

(ii)                                  If the Borrowers shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Borrowers shall withhold or make such deductions as are determined by the Borrowers to be required taking into account any information and documentation it has received pursuant to subsection (e) below, (B) the Borrowers shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrowers shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 Payment of Other Taxes by the Borrowers.  Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)                                  Tax Indemnifications.  (i) Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall, and do hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrowers or the Administrative Agent or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)                                  Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrowers and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and reasonable expenses arising therefrom or with respect thereto and whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of (A) the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrowers or the Administrative Agent pursuant to subsection (e) or (B) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06 relating to the maintenance of a Participant Register.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                                 Evidence of Payments.  Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.

(e)                                  Status of Lenders; Tax Documentation.  (i) Each Secured Party shall deliver to the Borrowers and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction as will permit payments to be made without withholding or at a reduced rate of withholding and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such

Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Secured Party by the Borrowers pursuant to this Agreement or otherwise to establish such Secured Party’s status for withholding tax purposes in the applicable jurisdiction.

(ii)                                  Without limiting the generality of the foregoing, if the Borrowers are residents for tax purposes in the United States,

(A)                               any Secured Party that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrowers or the Administrative Agent certifying that such Lender is exempt from US Federal backup withholding taxes; and

(B)                               each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)                                   executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II)                              executed originals of Internal Revenue Service Form W-8ECI,

(III)                         executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)                          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V)                               executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

(C)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)                               Each Secured Party shall promptly (A) notify the Borrowers and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Secured Party, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrowers or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Secured Party.

(f)                                   Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02                        Illegality.  If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Libor Rate Loans, or to determine or charge interest rates based upon the Libor Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Libor Rate Loans or to convert Base Rate Loans to Libor Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Libor Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Libor Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Libor Rate Loans.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates.  If the Required Lenders reasonably determine that for any reason in connection with any request for a Libor Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Libor Rate Loan, (b) adequate and reasonable means do not exist for determining the Libor Rate for any requested Interest Period with respect to a proposed Libor Rate Loan, or (c) the Libor Rate for any requested Interest Period with respect to a proposed Libor Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender.  Thereafter, the obligation of the Lenders to make or maintain Libor Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Libor Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Costs; Reserves on Libor Rate Loans.  (a)  Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)); or

(ii)                                  impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Libor Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Libor Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Libor Rate Loans.  The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Libor Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05                        Compensation for Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowers; or

(c)                                  any assignment of a Libor Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Libor Rate Loan made by it at the Libor Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Libor Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.   (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or the Borrowers are required to indemnify a Lender or to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then, at the request of the Borrowers, such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, as the case may be.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.

3.07                        Survival.  All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV
CONDITIONS PRECEDENT TO Credit Extensions

4.01                        Conditions of Initial Credit Extension.  The obligation of each Lender to make its initial Credit Extension on or after the Amendment Effective Date is subject to satisfaction of the following conditions precedent:

(a)                                 Loan Documents.  The Administrative Agent’s receipt of the following, each of which shall be telecopies or .pdfs unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i)                                     Fully executed counterparts of this Agreement, and each of the other Loan Documents, each of which shall be satisfactory in form and substance to the Administrative Agent and the Required Lenders; and

(ii)                                  Notes executed by the Borrowers in favor of each Lender requesting Notes;

(iii)                               an opinion of Kelley Drye & Warren LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as may be reasonably required by the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent;

(iv)                              a certificate signed by a Responsible Officer of the Parent certifying (A) that the conditions specified in Sections 4.02(a) and (b) of this Agreement have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; (C) that, as of the Amendment Effective Date, and after giving effect to all Borrowings thereon and other transactions to be consummated in connection therewith, the pro forma Consolidated Net Total Leverage Ratio is less than 3.5:1.0;

(v)                                 a quality-of-earnings report for MegaPath in form reasonably satisfactory to the Administrative Agent;

(vi)                              the Form 10-K filed with the SEC for the Parent’s fiscal year ending December 31, 2014;

(vii)                           a copy of the MegaPath Acquisition Documentation, certified by a Responsible Officer, together with a certificate from a Responsible Officer of the Parent certifying that the MegaPath Acquisition shall have been consummated or shall be consummated substantially concurrently with the funding of the Credit Extensions on the Amendment Effective Date in all material respects in accordance with the MegaPath Acquisition Agreement, and no provision thereof shall have been amended or waived (including consents granted thereunder) in any respect that would be materially adverse to Lenders without the consent of the Administrative Agent; and

(viii)                        evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect (other than as set forth in Section 6.2 of the Amendment Agreement), together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

(b)                             Fees.  All fees required to be paid to the Administrative Agent on or before the Amendment Effective Date, including those set forth in the Fee Letters, shall have been paid.

(c)                                  Expenses.  The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

4.02                        Conditions to all Credit Extensions.  The obligation of each Lender to honor any Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Libor Rate Loans), of the Swing Line Lender to make Swing Loans  and of an L/C Issuer to issue a Letter of Credit hereunder is subject to the following conditions precedent:

(a)                                 The representations and warranties of the Borrowers and each other Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively.

(b)                                 No Default shall be continuing, or would result from such proposed Credit Extension or from the application of the proceeds thereof, including with respect to the financial covenants in Section 7.11.

(c)                                  The Administrative Agent shall have received a Committed Loan Notice and/or an L/C Application from the Lead Borrower in accordance with the requirements hereof.

Each Committed Loan Notice (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Libor Rate Loans) and L/C Application submitted by the Lead Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Administrative Agent and the Lenders that:

5.01                        Existence, Qualification and Power.  Each Borrower and each Subsidiary of a Borrower (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of a Loan Party, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.02                        Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than in connection with the Loan Documents) under, or require any payment to be made under any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, in each case, where such conflict would reasonably be expected to have a Material Adverse Effect; or (c) violate any Law where such violation would reasonably be expected to have a Material Adverse Effect.

5.03                        Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, and (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents.

5.04                        Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor’s rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

5.05                        Financial Statements; No Material Adverse Effect.

(a)                                 Audited Financial Statements.  The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except as disclosed on Schedule 5.05(a), with respect to the Loan Parties; (ii) fairly present the financial condition of the Parent and those Persons which were its Subsidiaries as of the date of such Audited Financial Statements as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of such Persons as of the date thereof, including liabilities for taxes, material commitments and Indebtedness all in accordance with GAAP.

(b)                                 Quarterly Financial Statements.  The unaudited consolidated balance sheet of the Parent and its Subsidiaries dated December 31, 2014, and the related consolidated of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date fairly present the financial condition of such Persons as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end or period audit or review adjustments.

(c)                                  Material Adverse Effect.  From the date of the Audited Financial Statements to the Amendment Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)                                 Pro Forma Financials.  The individual balance sheets of the Parent and its Subsidiaries as at December 31, 2014, and the income statements of the Borrowers and their respective Subsidiaries for the three (3) months then ended, certified by the chief financial officer or treasurer of the Parent, copies of which have been furnished to each Lender, fairly present the consolidated pro forma financial condition of the Borrowers and their respective Subsidiaries as at such date and the consolidated pro forma results of operations of the Borrowers and their respective Subsidiaries, after giving effect to the transactions under the Loan Documents to occur on the Amendment Effective Date, for the period ended on such date.

(e)                                  Forecasted Financials.  The consolidated forecasted balance sheet, statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 4.01 or Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made in light of the conditions existing at the time such forecasts were created, and represented, at the time such forecasts were created, the Borrowers’ reasonable estimate of its future financial condition and performance and are not a guaranty of future performance.

5.06                        Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers after due investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority (including, without limitation, the SEC), against the Borrowers and any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to enjoin or pertain to this Agreement or any other Loan Document or (b) either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

5.07                        No Liens on Assets of Foreign Subsidiaries.  There are no Liens on any assets of any Foreign Subsidiary other than Permitted Liens, if any.

5.08                        Ownership of Property; Liens; Investments.  (a)  The Borrowers and each of their respective Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Schedule 5.08(b) sets forth, as of the Amendment Effective Date, a complete and accurate list of all Liens other than Permitted Liens on the property or assets of the Borrowers and each of their respective Subsidiaries, showing as of the date hereof the lienholder thereof and a description of the Collateral of such Loan Party or such Subsidiary subject thereto.  The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), with respect to the Loan Parties indicated thereon, and as otherwise permitted by Section 7.01.

(c)                                  Schedule 5.08(c) sets forth, as of the Amendment Effective Date, a complete and accurate list of all real property owned by the Borrowers and each of their respective Subsidiaries, showing the street address or other relevant jurisdiction, state and record owner.  The Borrowers and each of their respective Subsidiaries have good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d)                                 (i)                                     Schedule 5.08(d)(i) sets forth, as of the Amendment Effective Date, a complete and accurate list of all leases of real property under which the Borrowers or any of their respective Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor and lessee.

(ii)                                  Schedule 5.08(d)(ii) sets forth, as of the Amendment Effective Date, a complete and accurate list of all leases of real property under which the Borrowers or any of their respective Subsidiaries is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee and expiration date.

(e)                                  Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the date hereof, other than Acquisitions and Investments held by one Loan Party in another Loan Party, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09                        Environmental Compliance.  The Borrowers and their respective Subsidiaries conduct in the ordinary course of business such review as is reasonable in light of the nature of their respective assets and operations of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10                        Insurance.  The properties of the Borrowers and their respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts after giving effect to any self-insurance compatible with the foregoing standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrowers and the applicable Subsidiary operates.

5.11                        Taxes.  The Borrowers and their respective Subsidiaries have filed all federal and state income and all other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.  There is no known proposed tax assessment against the Borrowers or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12                        ERISA Compliance.  (a)  Except as would not reasonably be expected to result in a Material Adverse Effect: (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws; (ii) if applicable, each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion letter or an application for such a letter is currently being processed by the IRS with respect thereto; (iii) if applicable, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, the tax qualification of any Plan; (iv) the Borrowers and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code; and (v) no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)                                 There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrowers nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

5.13                        Subsidiaries; Equity Interests; Loan Parties.  As of the Amendment Effective Date, the Borrowers have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents.  The Borrowers have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

5.14                        Margin Regulations; Investment Company Act.  The Borrowers are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulations T or U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

5.15                        Disclosure.  The Borrowers have disclosed to the Administrative Agent and the Lenders all matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (known to the Borrowers, in the case of any document not furnished by it) necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such projections were made.

5.16                        Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17                        Solvency.  Both before and after giving effect to the Borrowing and other transactions occurring on the Amendment Effective Date, the Borrowers and the Subsidiaries, taken as a whole, are Solvent.

5.18                        [Reserved]

5.19                        Intellectual Property; Licenses, Etc.  The Borrowers and their respective Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without material conflict with the rights of any other Person.  To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary materially infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.20                        Sanctions.  None of the Borrowers, any of their Subsidiaries or any director, officer, employee, agent, or, to the knowledge of any Borrower, Affiliate of the Borrowers or any of their Subsidiaries is an Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.

5.21                        Corruption.  None of the Borrowers, any of their Subsidiaries or, to the knowledge of any Borrower, any director, officer, agent, employee, Affiliate or other Person acting on behalf of the Borrowers or any of their Subsidiaries is aware or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law or anti-corruption law, including, but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), in any material respect.  Furthermore, the Loan Parties and their respective Subsidiaries and, to the knowledge of the Borrowers, their Affiliates, have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations (including other applicable anti-corruption laws) in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonable expected to continue to ensure, continued compliance therewith.

5.22                        Export Controls. The Borrowers and their Subsidiaries are in compliance in all material respects with all relevant export, re-export and import laws applicable to the Borrowers or their Subsidiaries, as the case may be. None of the Borrowers or any of their Subsidiaries have shipped or provided any item for delivery to, and are not currently providing any services in or to, a country, entity or individual in violation of any applicable export or re-export laws in any material respect, including, without limitation, such laws and regulations promulgated or enforced by the United States Department of Treasury, United States Department of Commerce, or United States Department of State, and are not currently providing any Services, to a country or an individual in violation of any export or re-export laws in any material respect.

ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (excluding any contingent indemnity and reimbursement obligations which survive termination of the Loan Documents and in respect of which no claim has been made), the Borrowers shall, and shall cause each Subsidiary to:

6.01                        Financial Statements. Deliver to the Administrative Agent for the benefit of the Lenders, in form consistent with past practice or otherwise satisfactory to the Administrative Agent and the Required Lenders:

(a)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrowers, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and the figures for the budget provided under Section 6.01(c), all in reasonable detail and prepared in accordance with GAAP, such consolidated and consolidating statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                                 as soon as available, but in any event within 45 days after the end of each of the first three (3) fiscal quarters of the Borrowers, consolidated and consolidating balance sheets of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, the corresponding portion of the previous fiscal year and the corresponding fiscal quarter of the budget provided under Section 6.01(c), all in reasonable detail, such consolidated and consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c)                                  as soon as available, but in any event no later than the later to occur of (i) 30 days after the same shall have been approved by the Parent’s board, or (ii) 60 days after the end of each fiscal year of the Borrowers, (x) an annual business plan and budget (broken out monthly) of the Borrowers and their respective Subsidiaries for such fiscal year and (y) annual projections through the Maturity Date.

(d)                                 No later than 60 days after the end of each fiscal year of the Borrowers, management prepared, (pre-audit) financial statements containing the information required by Section 6.01(a) above (for the avoidance of doubt, such delivery shall not include the Compliance Certificate referred to in Section 6.02(b)).

6.02                        Certificates; Other Information.  Deliver to the Administrative Agent for the benefit of the Lenders, in form satisfactory to the Administrative Agent and the Required Lenders and with such supporting detail as the Administrative Agent may reasonably request:

(a)                                 concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(b) required to be delivered with the financial statements referred to in Section 6.01(a), a certificate (which may be included in such Compliance Certificate) including a calculation of Excess Cash Flow for such fiscal year.

(b)                                 concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrowers and, in the case of all financial statements, business plans and budgets delivered pursuant to Section 6.01, management’s discussion and analysis thereof in such detail as may reasonably be requested by the Administrative Agent;

(c)                                  promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;

(d)                                 promptly after the same are available, and in any event within five (5) Business Days, copies of each annual report, proxy or financial statement or other report or communication (other than tax returns) sent to the members of the Borrowers, and copies of all annual, regular, periodic and special reports and registration statements which the Borrowers may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)                                  promptly after the furnishing thereof, copies of any financial statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f)                                   if requested by the Administrative Agent, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional insurance information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g)                                  promptly, and in any event within five (5) Business days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning (i) any investigation or possible investigation or (ii) other inquiry (other than any routine inquiry in the ordinary course of business) by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h)                                 promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request; and

(i)                                     promptly, written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any Copyright (including any subsequent ownership right of any applicable Borrower in or to any Copyright), Patent or Trademark not previously disclosed to Administrative Agent, (iii) Borrower’s knowledge of an event that materially adversely affects the value of the Intellectual Property, (iv) any pending or threatened (in writing) labor dispute, strike or walkout, or the expiration of any labor contract if any would have a Material Adverse Effect; (v) any default under or termination of a material contract which could reasonably be expected to have a Material Adverse Effect; (vi) a Borrower’s knowledge of the existence of any Default or Event of Default; (vii) a Borrower’s knowledge of any violation of any applicable Laws which could reasonably be expected to have a Material Adverse Effect; or (viii) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrowers post such documents, or provides a link thereto on the Borrowers’ website on the internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrowers’ behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrowers shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  Notwithstanding anything contained herein, in every instance the Borrowers shall be required upon request of the Administrative Agent to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent.  Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03                        Notices.  Promptly, but in any event within two (2) Business Days (unless otherwise specified below), notify the Administrative Agent for the benefit of the Lenders:

(a)                                 of the occurrence of any Default;

(b)                                 of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c)                                  of the occurrence of any ERISA Event which could reasonably be expected to result in a liability to the Borrowers or any ERISA Affiliate in excess of the Threshold Amount;

(d)                                 of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary (other than an Immaterial Subsidiary) thereof;

(e)                                  of the (i) occurrence of any Disposition of property or assets for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), (ii) occurrence of any sale of capital stock or other Equity Interests for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(iii), and (iii) incurrence or issuance of any Indebtedness for which the Borrowers are required to make a mandatory prepayment pursuant to Section 2.05(b)(iv) and such notice shall be required to be delivered within thirty (30) Business Days of the occurrence of such event; and

(f)                                   the receipt of any material notice under the MegaPath Acquisition Documentation, UNSI Acquisition Documentation or any TiNet Acquisition Document (or the operative purchase documents executed in connection with any Permitted Acquisition) alleging any default by, or demanding indemnification or other payment of any kind or nature from any Loan Party, including any payments expressly contemplated by such documents in connection with any Permitted Acquisition and such notice shall be required to be delivered within thirty (30) Business Days of the occurrence of such event.

Each notice pursuant to Section 6.03 (other than Section 6.03(e) or (f)) shall be accompanied by a statement of a Responsible Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04                        Payment of Obligations.  Pay and discharge as the same shall become due and payable, all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrowers or such Subsidiary or the failure to make such payment would not reasonably be expected to have a Material Adverse Effect.

6.05                        Preservation of Existence, Etc.  (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06                        Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07                        Insurance.  (a) Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons.

(b)                                 Interests.  Cause the Administrative Agent to be named as lenders’ loss payable, loss payee or mortgagee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums).  Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent (i) certified copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy.

6.08                        Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, applicable to it, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being properly contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.  The Borrowers and each of their respective Subsidiaries shall at all times maintain all licenses, permits, and other authorizations necessary to operate the Borrowers’ Business except in connection with any Dispositions expressly permitted hereunder or except where the failure to so maintain such license, permit or authorization would not reasonably be expected to have a Material Adverse Effect.

6.09                        Books and Records.  (a) Maintain proper books of record and account, in which full, true and complete entries shall be made of all financial transactions and matters involving the assets and business of the Borrowers or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers or such Subsidiary, as the case may be.

6.10                        Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided, however, that so long as no Default or Event of Default has occurred and is continuing (a) no more than one such inspection or visit shall occur per calendar year and (b) the Borrowers will be required to pay for the reasonable and documented out-of-pocket costs and expenses of one such inspection in any calendar year and further provided however, that when an Event of Default exists and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11                        Use of Proceeds.  Use the proceeds of the Credit Extensions only (i) to make certain adjustments to the Loans outstanding under the Existing Credit Agreement; (ii) to pay fees and expenses incurred in connection with this Agreement, (iii) to finance the MegaPath Acquisition; and (iv) in the case of the Revolving Credit Loans, for Permitted Acquisitions, working capital and general corporate purposes not in contravention of any Law or of any Loan Document.

6.12                        Covenant to Guarantee Obligations and Give Security.  (a) Notify the Administrative Agent at the time that any Person becomes a Subsidiary (other than an Excluded Subsidiary) and promptly thereafter (and in any event within 30 days (or such longer time as agreed by the Administrative Agent in its reasonable discretion)), cause each such Person that is a Subsidiary (other than an Excluded Subsidiary) to (i) become a Guarantor (or, if required by the Administrative Agent, a Borrower) by executing and delivering to the Administrative Agent a counterpart of the Guaranty (or such other document as the Administrative Agent shall deem appropriate for such purpose) pursuant to which such Person shall unconditionally guarantee the Obligations or become a Borrower hereunder (ii) grant to the Administrative Agent a Lien upon any and all assets and rights and interests in or to property of such Person, whether real or personal, tangible or intangible by executing such documents as the Administrative Agent shall deem appropriate for such purpose in accordance with the Collateral Documents and (iii) the parent of any such new Subsidiary shall execute and deliver a counterpart of or updated Schedule to the Pledge Agreement and such other documents as the Administrative Agent shall reasonably require for such purpose for any such Subsidiary and shall pledge and deliver to the Administrative Agent documents of the types referred to in clauses (iii) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii) of this Section 6.12(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)                                 Notify the Administrative Agent at the time that any Person acquires an Equity Interest in the Borrowers (other than the Lead Borrower) and promptly thereafter (and in any event within 30 days (or such longer time as agreed by the Administrative Agent in its reasonable discretion)), cause such Person to (i) execute and deliver to the Administrative Agent a counterpart of the Pledge Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and (iii) deliver to the Administrative Agent documents of the types referred to in clause (iii) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clauses (i) and (ii) of this Section 6.12(b)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c)                                  Notwithstanding anything herein to the contrary, no Loan Party shall be required to pledge more than 65% of the Equity Interests of any Foreign Subsidiary.

(d)                                 At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Security Agreement Supplements, any intellectual property security agreements or supplements thereto and other security and pledge agreements.  Notwithstanding anything to the contrary herein, neither the Borrowers nor any of their respective Subsidiaries shall be required to file any documents or take any other actions to record or perfect the Lien of the Administrative Agent in any IP Rights outside the United States.

6.13                        Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; obtain and renew all Environmental Permits necessary for its operations and properties except where the failure to so obtain and/or renew such Environmental Permits could not reasonably be expected to have a Material Adverse Effect; and, to the extent required by applicable Law, conduct any sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrowers nor any of their respective Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.14                        Deposit Accounts.

(a)                                 Except as otherwise permitted by Section 6.14(b), the Borrowers and their respective Subsidiaries shall maintain substantially all of their treasury, primary depository and cash management arrangements with Webster Bank or another Lender reasonably acceptable to the Administrative Agent, excluding (i) local accounts holding in the aggregate, for all of such accounts at any time, not more than $1,000,000, and (ii) payroll, withholding, escrow and trust accounts.  Accounts referred to in the  immediately preceding clauses (i) and (ii) will not be subject to any deposit account control agreements.

(b)                                 GTT EMEA shall be permitted to (A) maintain its existing deposit account with (i) Commerzbank (the “Commerzbank Accounts”), provided that the aggregate maximum balance of such Commerzbank Accounts does not exceed Two Million Dollars ($2,000,000) at any time, or (ii) such other commercially reasonable banks, including RBS, Ulster and Westminster, provided that the aggregate maximum balance of such bank accounts does not exceed Three Million Dollars ($3,000,000); and (B) TiNet and its Foreign Subsidiaries shall be permitted to maintain their existing deposit accounts as maintained as of the Amendment Effective Date, provided that the aggregate maximum balance of such accounts does not exceed Ten Million Dollars ($10,000,000) at any time.

6.15                        Further Assurances.  Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Laws, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder (limited, with respect to IP Rights, to those registered in the United States) and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (excluding any contingent indemnity and reimbursement obligations which survive termination of the Loan Documents and in respect of which no claim has been made), the Parent and the Borrowers shall not, nor shall the Borrowers permit any of their respective Subsidiaries to, directly or indirectly:

7.01                        Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or assign any accounts or other right to receive income, including, without limitation, in any Excluded Collateral (as such term is defined in the Security Agreement), other than the following (collectively, “Permitted Liens”):

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c)                                  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

(f)                                   deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

(i)                                     Liens securing Indebtedness permitted under Section 7.02(c), provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of the acquisition;

(j)                                    [Reserved;]

(k)                                 any interest or title of a lessor or sublessor under any lease of real estate that is not prohibited by any Loan Document;

(l)                                     Liens solely on any cash earnest money deposits made by the Parent or Borrowers and any of their respective Subsidiaries in connection with any letter of intent or purchase agreement that is not prohibited by any Loan Document, provided, that, (i) the aggregate amount of any such deposits shall not at any time exceed $500,000 and (ii) any such deposits shall be made solely in connection with Permitted Acquisitions;

(m)                             purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(n)                                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(o)                                 any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property;

(p)                                 Liens consisting of non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice;

(q)                                 Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.03;

(r)                                    normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(s)                                   Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(t)                                    Liens on insurance premium refunds and insurance proceeds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;

(u)                                 Liens consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05 solely to the extent such Disposition would have been permitted on the date of the creation of such Lien; and

(v)                                 Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, and any modification, replacements or renewals thereof; provided that (i) such Lien was not created in contemplation of such acquisition, (ii) such Lien does not extend to or cover any other property (other than the proceeds or products thereof) and (iii) any Indebtedness secured thereby is permitted under Section 7.02.

7.02                        Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness outstanding on the date hereof and listed on Schedule 7.02, and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder plus any accrued but unpaid interest thereon and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension;

(c)                                  Indebtedness in respect of capitalized leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that, the aggregate amount of all such Indebtedness at any one time outstanding hereunder shall not exceed $6,000,000;

(d)                                 Reserved;

(e)                                  Guarantees by the Parent or Borrowers of Indebtedness of any Loan Party and by any Loan Party of Indebtedness of the Borrowers or any other Guarantor, provided that such Indebtedness is otherwise permitted by this Section 7.02;

(f)                                   other unsecured Indebtedness of the Parent and the Borrowers and the Borrowers’ Subsidiaries, in an aggregate principal amount, when added to the Indebtedness incurred under subsection (c) above shall not exceed $10,000,000 at any time outstanding;

(g)                                  obligations (contingent or otherwise) of the Parent or the Borrowers or any Subsidiary existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;”

(h)                                 intercompany Indebtedness amongst Loan Parties and their Subsidiaries provided, that the Parent and the other Borrowers shall not make intercompany loans or advances to any Foreign Subsidiary (other than Foreign Subsidiaries acquired in the TiNet Acquisition) after the Amendment Effective Date in an aggregate principal amount of more $1,000,000 at any one time outstanding and intercompany loans or advances to Foreign Subsidiaries acquired in the TiNet Acquisition in such maximum amount at any one time outstanding as may be agreed to by the Required Lenders in writing in their reasonable discretion;

(i)                                     Acquisition-Related Debt;

(j)                                    Indebtedness incurred in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;

(k)                                 Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts to the extent incurred in the ordinary course of business;

(l)                                     Indebtedness consisting of promissory notes issued by any Loan Party to former, future or current officers, directors, consultants or employees of the Parent or Borrowers and any of their respective Subsidiaries or their respective estates to finance the purchase or redemption of Equity Interests of the Borrowers to the extent the applicable Restricted Payment is permitted by Section 7.06;

(m)                             Indebtedness consisting of indemnification, adjustment of purchase price, working capital adjustments or similar adjustments incurred in connection with a Permitted Acquisition or a Disposition permitted under Section 7.05;

(n)                                 obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guaranties and obligations of a like nature incurred in the ordinary course of business or obligations in respect of letters of credit related thereto;

(o)                                 reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including in respect of bids, trade contracts, governmental contracts and leases (other than for the repayment of Indebtedness), statutory obligations, workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers compensation claims; and

(p)                                 non-cash accruals of interest, accretion or amortization of original issue discount and/or pay-in-kind interest with respect to Indebtedness permitted under this Section 7.02.

7.03                        Investments.  Make or hold any Investments, except:

(a)                                 Investments held by the Parent or the Borrowers and the Borrowers’ Subsidiaries in the form of cash or Cash Equivalents (whether or not evidenced by an intercompany note);

(b)                                 advances to officers, directors and employees of the Parent, Borrowers and Subsidiaries in an aggregate amount not to exceed $100,000 at any time outstanding for travel, entertainment, relocation and analogous ordinary business purposes;

(c)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(d)                                 Guarantees permitted by Section 7.02;

(e)                                  Investments permitted by Section 7.02(h) in wholly-owned Subsidiaries engaged in substantially similar material lines of business as the Borrowers’ or engaged in business substantially related or incidental thereto;

(f)                                   Investments existing on the date hereof and set forth on Schedule 5.08(e); and any modifications, renewals or extensions thereof (in each case other than any increase in the amount thereof);

(g)                                  any Permitted Acquisition and any deposits, loans and advances in connection with any Permitted Acquisition, provided that any such loan or advance shall be in lieu of a deposit, shall be on a short-term basis pending the closing of such permitted acquisition and, if such loan or advance is secured, the applicable Loan Party’s security interest shall be assigned to the Administrative Agent;

(h)                                 Investments constituting deposits made in connection with the purchase of goods or services in the ordinary course of business;

(i)                                     Investments in respect of Swap Contracts, provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(j)                                    other Investments that do not, at any time exceed $500,000 in the aggregate;

(k)                                 Investments by any Borrower or any other Loan Party in or to the Borrowers (other than Parent) or any other Loan Party;

(l)                                     Investments consisting of promissory notes and other non-cash consideration, in each case received in connection with Dispositions permitted by Section 7.05; provided that the applicable Loan Party complies with the requirements of the Security Agreement with respect to any such promissory notes or other instruments;

(m)                             Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices; and

(n)                                 advances of payroll payments to employees in the ordinary course of business.

7.04                        Fundamental Changes.  Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)                                 any Subsidiary may merge with (i) the Borrowers (other than the Parent), provided that the Borrowers (other than the Parent) shall be the continuing or surviving Person or (ii) any one or more other wholly-owned Subsidiaries, provided that when any Guarantor is merging with another wholly-owned Subsidiary, the continuing Person shall be a Guarantor;

(b)                                 any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrowers (other than the Parent) or to any Guarantor;

(c)                                  the Borrowers or any Subsidiary may sell, transfer, lease or otherwise dispose of its assets in a transaction that is not permitted by subsection (b) of this Section 7.04, provided that such sale, transfer, lease or other disposition is permitted by Section 7.05;

(d)                                 any Subsidiary may dissolve, liquidate or wind-up its affairs so long as if such Subsidiary is a Guarantor, the assets of such Subsidiary are contributed to a Loan Party (other than the Parent).

7.05                        Dispositions.  Make any Disposition or enter into any agreement to make any Disposition, except:

(a)                                 Dispositions or the abandonment of obsolete, worn out or surplus property no longer material to Borrowers’ Business, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by any Borrower to another Borrower (other than the Parent) or by any Subsidiary to the Borrowers or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrowers or a Guarantor;

(e)                                  licenses of IP Rights in the ordinary course of business and substantially consistent with past practice;

(f)                                   Disposition of Cash Equivalents in the ordinary course of business;

(g)                                  Disposition of leased real estate in the ordinary course of business;

(h)                                 the Disposition of accounts receivable in connection with the collection or compromise thereof;

(i)                                     any forgiveness, writeoff or writedown of any intercompany obligations owed by a Loan Party;

(j)                                    any Dispositions of assets acquired in connection with any Permitted Acquisition for fair market value, where the fair market value thereof is not in excess of an aggregate amount of $1,000,000 in any calendar year provided that the Net Cash Proceeds thereof are used in accordance with Section 2.05(b);

(k)                                 (i) any dispositions resulting from a loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrowers or any Subsidiary; (ii) Permitted Liens, Investments permitted under Section 7.03 and Restricted Payments permitted under Section 7.06;

(l)                                     so long as no Default or Event of Default has occurred and is continuing, other Dispositions of property for fair market value, where the fair market value thereof is not in excess of an aggregate amount of $1,000,000 in any calendar year provided that the Net Cash Proceeds thereof are used in accordance with Section 2.05(b); and

(m)                             Dispositions permitted by Section 7.04.

7.06                        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                 each Subsidiary may make Restricted Payments to any Loan Party and any Loan Party may make Restricted Payments to any Borrower;

(b)                                 the Parent, Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person so long as no Change of Control will result therefrom;

(c)                                  except to the extent the Net Cash Proceeds thereof are required to be applied to the prepayment of the Loans pursuant to Section 2.05(b)(iii), the Parent, Borrowers and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)                                 provided that, (i) at the time of any GTT 360 Earnout Payment or WSNS Earnout Payment,  and after giving effect thereto, no Default or Event of Default shall then have occurred or shall result therefrom, (ii) immediately prior to and after giving effect to any such payment, the Borrower shall be in pro forma compliance with the financial covenants set forth in Section 7.11, and (iii) the Borrowers shall have delivered to the Administrative Agent and the Lenders written evidence, in reasonable form and detail, that such payment will be in compliance with all requirements of this Section 7.06 at the time of such payment, then the Borrowers may make the GTT 360 Earnout Payments and the WSNS Earnout Payments in the amounts and at the times specified in the definitions thereof;

(e)                                  the Borrowers may make the Holdback Payments in the amounts and at the times specified in the definition of the MegaPath Holdback Payment or UNSI Holdback Payment, as applicable, provided that at the time of such Holdback Payment, and after giving effect thereto, (i) no Default or

Event of Default shall have occurred and be continuing under this Agreement, and (ii) the Borrowers shall have Liquidity of at least $10,000,000; or

(f)                                   payments in respect of Earnout Indebtedness may be made provided that the Acquisition-Related Debt Payment Conditions have been satisfied.  For purposes of clarity, no payments shall be made in respect of Seller Notes during the term of this Agreement.

7.07                        Change in Nature of Business.  Engage in any material line of business other than the Borrowers’ Business.

7.08                        Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to the Parent, Borrowers or such Subsidiary as would be obtainable by the Borrowers or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) among Loan Parties and their subsidiaries; (c) transactions expressly permitted by Section 7.02, Section 7.03, Section 7.04, Section 7.05 or Section 7.06; (d) reasonable compensation, indemnification and reimbursement of expenses of officers, directors and consultants; (e) issuances of Equity Interests; (f) stock option and other compensation plans and benefit programs or arrangements of the Parent, Borrowers and their respective Subsidiaries entered into in the ordinary course of business; and (g) employment and severance arrangements between the Parent, Borrowers and their respective Subsidiaries and their respective officers as determined in good faith by the board of directors or senior management of the relevant Person.

7.09                        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrowers or any Guarantor or to otherwise transfer property to or invest in the Borrowers or any Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule 7.09 or (B) at the time any Subsidiary becomes a Subsidiary of the Borrowers, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrowers, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrowers or (iii) of the Borrowers or any Subsidiary to create, incur, assume or suffer to exist Liens (other than Permitted Liens) on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provide in favor of any holder of Indebtedness permitted under Section 7.02 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10                        Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T or U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11                        Financial Covenants.

(a)                                 Consolidated Net Total Leverage Ratio.  Permit the Consolidated Net Total Leverage Ratio as of the end of any fiscal quarter during any Measurement Period of the Parent to be greater than the ratio set forth below opposite such period:

Fiscal Quarters Ending	Maximum Consolidated Net Total Leverage Ratio
June 30, 2015 through December 31, 2015	4.25 : 1.00
March 31, 2016 through December 31, 2016	3.75 : 1.00
March 31, 2017 through December 31, 2017	3.25 : 1.00
March 31, 2018 through December 31, 2018	3.00 : 1.00
March 31, 2019 and all fiscal quarters thereafter	2.75 : 1.00

(b)                                 [Reserved].

(c)                                  Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter during any Measurement Period of the Parent to be less than 1.15 to 1.00.

7.12                        Amendments of Organizational Documents.  The Parent and the Borrowers will not, and the Borrowers will not permit their respective Subsidiaries to, amend, modify or waive any of its rights under its Organizational Documents other than amendments, modifications or waivers that could not reasonably be expected to adversely affect the Administrative Agent or any of the Lenders in any material respect.

7.13                        Accounting Changes.  Make any change in any Loan Party’s fiscal year.

7.14                        Payments and Prepayments, Etc. of Indebtedness.  To the extent any such payment would result in a Default or Event of Default, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness.

7.15                        Sanctions. The Borrowers will not, directly or indirectly, use the proceeds of the Loans or the Letters of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as underwriter, advisor, investor, lender or otherwise).

7.16                        Corruption. No part of the proceeds of the Loans or the Letters of Credits will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the UK Bribery Act, the FCPA or any other applicable anti-corruption law or otherwise for any payment that could constitute a violation of any applicable anti-bribery law or anti-corruption law.

7.17                        Export Controls. The Borrowers will not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of facilitating the activities of any person, or in any country or territory, in violation of the applicable requirements of the U.S. Export Administration Regulations, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority.

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01                        Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  The Borrowers or any other Loan Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay within three (3) Business Days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) pay within three (3) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  The Borrowers or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), 6.08, 6.11 or Article VII or any of Section 6.01, 6.02, 6.03(b)—(f), 6.05(b), 6.05(c), 6.07(a), or 6.10 and such failure continues for three (3) Business Days; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or materially misleading in any material respect when made or deemed made; or

(e)                                  Cross-Defaults.  (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace or cure period in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause after the expiration of any applicable grace or cure period, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such

Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance, as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrowers or any ERISA Affiliate under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent obligations for which no claim has been made), ceases to be in full force and effect; or any Loan Party or any other Person contests in writing in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control; or

(l)                                     Collateral Documents.  Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby (with respect to IP Rights, in the United States, and except to the extent such failure is the result of any action or inaction by the Administrative Agent); or

(n)                                 There occurs a Material Adverse Effect.

8.02                        Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it, and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code of the United States, or any other Debtor Relief Law the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

8.03                        Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, and to Cash Collateralize any outstanding Letters of Credit ratably among the Lenders and, in the case of Letters of Credit, the applicable L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Swing Line Lender, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been paid in full (other than contingent obligations for which no claim has been made), to the Borrowers or as otherwise required by Law.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01                        Appointment and Authority.  (a)  Each of the Lenders hereby irrevocably appoints KeyBank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b)                                 The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02                        Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03                        Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Laws; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(d)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers or a Lender.

(e)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04                        Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the

Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05                        Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06                        Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall with the consent of the Borrowers, appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.07                        Non-Reliance on Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08                        [Reserved].

9.09                        Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.

9.10                        Collateral and Guaranty Matters.  Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion.

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank of Hedge Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii)  if approved, authorized or ratified in writing in accordance with Section 11.01;

(b)                                 to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11                        Secured Cash Management Agreements and Secured Hedge Agreements.  Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, or any Collateral by virtue of the provisions hereof or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

9.12                        Appointment of L/C Issuers.

(a)                                 As of the Amendment Effective Date, the L/C Issuers hereunder shall be KeyBank and Webster Bank.  KeyBank and Webster Bank shall accept such appointments as L/C Issuers by executing and delivering a signature page to the Amendment Agreement.  Upon the acceptance by each of KeyBank and Webster Bank of its appointment as an L/C Issuer hereunder, KeyBank and Webster Bank shall become party to and bound by this Agreement as L/C Issuers hereunder without the need for any amendment to this Agreement or any of the other Loan Documents and without the need for the consent of any other parties hereto.

(b)                                 Upon acceptance by each of KeyBank and Webster Bank of its appointment as an L/C Issuer hereunder, each of KeyBank and Webster Bank shall (i) become vested with all of the rights, powers, privileges and duties of an L/C Issuer hereunder, and (ii) make arrangements reasonably satisfactory with the Administrative Agent and the Lead Borrower for the issue from time to time of Letters of Credit hereunder in accordance with the terms hereof.  Any Person party hereto as an L/C Issuer shall have the continuing right to resign as an L/C Issuer upon the terms contained in Section 12.04(j).

9.13                        Platform.  The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Company or its respective securities for purposes of United States Federal and state securities Laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall treat any Company Materials that are not marked “PUBLIC” as not being suitable for posting on a portion of the Platform designated “Public Investor”.

ARTICLE X
COMMON ENTERPRISE AMONG BORROWERS AND GUARANTORS;
DESIGNATION OF LEAD BORROWER AS BORROWERS’ AGENT

10.01                 Common Enterprise.  Each of the Borrowers acknowledges and agrees that it is part of a common business enterprise consisting of the Parent, the Borrowers, the Subsidiaries and certain Affiliates, and that, as such, the credit available to the Borrowers hereunder is in excess of the amounts that any Borrower could obtain for its own account.  In furtherance of their business objectives to obtain credit on the most favorable terms, each Borrower has determined that it is in its best interest to become jointly and severally liable for the Loans hereunder, and agrees to remain jointly and severally liable for and to discharge Obligations of each of the Borrowers.

10.02                 Lead Borrower as Borrowers’ Agent.  Each Borrower hereby irrevocably designates and appoints the Parent as Lead Borrower, and in such capacity to serve as such Borrower’s agent to request the Term Loan and each Revolving Credit Loan (including Swing Loans) (the proceeds of each of which shall be available to each Borrower for such uses as are permitted under this Agreement) or to issue an Increased Facility Activation Notice, to designate Loans as Base Rate Loans or Libor Rate Loans, to select Interest Periods and take all other actions related thereto and/or which any Borrower can take in accordance with the terms of this Agreement.  As the disclosed principal for its agent, each Borrower shall be obligated to each Lender on account of the Term Loan, Incremental Term Loan and each Revolving Credit Loan so made as if made directly by the applicable Lender to such Borrower, notwithstanding the manner by which such Term Loan, Incremental Term Loan or Revolving Credit Loan is recorded on the books and records of the Lead Borrower and of any other Borrowers.  The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower requests the Term Loan, Incremental Term Loan or a Revolving Credit Loan, and neither the Administrative Agent nor any Lender shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE XI
MISCELLANEOUS

11.01                 Amendments, Etc.  No amendment (other than an amendment contemplated by Section 2.15 which satisfies all conditions set forth therein) or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and a fully executed copy thereof is delivered to the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 [reserved].

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;

(d)                                 reduce the principal of, or the rate of interest specified herein on (or the amount of interest required to be paid in cash in respect of) any Loan, or (subject to the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender entitled to such amount; provided that only the consent of Required Lenders shall be necessary to amend the definition of the “Default Rate” or waive any obligation to pay interest at the Default Rate;

(e)                                  change (i) Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of all Lenders;

(f)                                   change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(f)), without the written consent of each Lender;

(g)                                  release or subordinate all or substantially all of the Collateral in any transaction or series of related transactions not otherwise permitted under the Loan Documents, without the written consent of each Lender;

(h)                                 release or subordinate all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); or

(i)                                     amend Section 11.06(a) or Section 11.06(b)(v) without the written consent of each Lender.

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed (a) by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (b) each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any other Loan Document and (c) the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

Notwithstanding anything to the contrary contained in this Section 11.01, (i) Collateral Documents and related documents executed by Subsidiaries of the Borrowers in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and waived with the consent of the Administrative Agent and the Borrowers without the need to obtain the consent of any other Person if such amendment, supplement or waiver is delivered in order (A) to comply with local law or advice of local counsel, (B) to cure ambiguities, omissions, mistakes or defects or (C) to cause such Collateral Document or other document to be consistent with this Agreement and the other Loan Documents and (ii) if following the Amendment Effective Date, the Administrative Agent and the Borrowers shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

11.02                 Notices; Effectiveness; Electronic Communications.  (a)  Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to the Borrowers or the Administrative Agent or the L/C Issuers, to the address, telecopier number, electronic mail address, telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, the Platform and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  Change of Address, Etc.  Each of the Borrowers and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d)                                 Reliance by Administrative Agent and Lenders.  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers (or any Borrower) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrowers shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers or any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement.  No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04                 Expenses; Indemnity; Damage Waiver.  (a)  Costs and Expenses.  The Borrowers shall pay (i) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent, the Swing Line Lender, the L/C Issuers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, the Swing Line Lender, the L/C Issuers and Lenders), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Swing Line Lender, the L/C Issuers or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, the Swing Line Lender, the L/C Issuers or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all reasonable documented out-of-pocket expenses incurred by the Administrative Agent (including in its capacity as Lender).

(b)                                 Indemnification by the Borrowers.  The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), the Swing Line Lender, each L/C Issuer, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actions, suits, actual losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrowers and any of their respective Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from (a) the gross negligence or willful misconduct of such Indemnitee; (b) any breach of the Loan Documents or applicable Law by any Indemnitee; or (c) any claims or disputes solely amongst Indemnitees.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or an L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or an L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Laws, each party hereto shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any Letter of Credit or the use of proceeds thereof.  No party hereto or any Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Survival.  The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside.  To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, the Swing Line Lender, an L/C Issuer or any Lender, or the Administrative Agent, the Swing Line Lender, an L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Swing Line Lender, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, the Swing Line Lender or such L/C Issuer, as the case may be, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns; Resignation of L/C Issuer.  (a)  Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, a domestic Affiliate of a Lender or a domestic Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $500,000, in the case of any assignment in respect of the Revolving Credit Facility, or $3,000,000, in the case of any assignment in respect of the Term Facility or Incremental Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii)                                  Reserved.

(iii)                               Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan or Incremental Term Loan to a Person that is not a Lender, a domestic Affiliate of a Lender or a domestic Approved Fund;

(iv)                              Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Borrowers.  No such assignment shall be made to the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries.

(vi)                              No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)                           Tax Forms.  At the time of each assignment pursuant to this subpart (b), to a Person that is not already a Lender hereunder and that is not a U.S. Person for Federal income tax purposes, the respective assignee Lender shall provide to the Lead Borrower and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.01.

(viii)                        Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Lead Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuer, the Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Applicable Revolving Credit Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant.  Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.  In the event that a Lender sells a participation, the Lender, acting solely for this purpose as an agent of the Borrowers, shall maintain (or cause to be maintained) a register (the “Participant Register”) on which it enters the name of all Participants in all or any portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it).  Any participation or transfer thereof may be effected only by the registration of such participation on the Participant Register.

(e)                                  Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)                                  Resignation of an L/C Issuer.  Notwithstanding anything to the contrary contained herein, the L/C Issuers appointed hereunder pursuant to Section 9.12 and any successor L/C Issuer may, upon not less than fourteen (14) days’ prior notice to the Administrative Agent and the Lead Borrower, resign as an L/C Issuer. In the event of any such resignation as L/C Issuer, the Administrative Agent shall have the right, with the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor L/C Issuer hereunder; provided, however, that no failure by the Administrative Agent to appoint any such successor shall affect the resignation of any L/C Issuer. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Revolving Credit Lenders to make Base Rate Loans).  Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (ii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the Administrative Agent and the Lead Borrower to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

11.07                 Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and obligated to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers; provided that in the case of clauses (b) and (c) above, the disclosing party shall promptly notify the Borrowers of such disclosure to the extent permitted by law.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

11.08                 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender (other than a Defaulting Lender) is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the obligations of the Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09                 Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12                 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13                 Replacement of Lenders.  If any Lender requests compensation under Section 3.04, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, or if the Borrowers are required to indemnify any Lender or to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of their interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)                                 such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws and

(e)                                  in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14                 Governing Law; Jurisdiction; Etc.  (a)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 SUBMISSION TO JURISDICTION.  THE BORROWERS AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11.15                 Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16                 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between the Borrowers and its Affiliates, on the one hand, and the Administrative Agent, on the other hand, (B) the Borrowers have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of its Affiliates, or any other Person and (B) the Administrative Agent has no obligation to the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and the Administrative Agent has no obligation to disclose any of such interests to the Borrowers or their Affiliates.  To the fullest extent permitted by law, the Borrowers hereby waive and release any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17                 Electronic Execution of Assignments and Certain Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18                 USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act.  The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.19                 Time of the Essence.  Time is of the essence of the Loan Documents.

11.20                 ENTIRE AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21                 EFFECT OF AMENDMENT AGREEMENT; NO NOVATION.  Upon the effectiveness of this Agreement, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement.  The obligations of each Borrower and each Loan Party to repay the Obligations (the “Existing Obligations”) shall continue in full force and effect, and the effectiveness of this Agreement shall not constitute a novation or repayment of the Existing Obligations.  Each Borrower hereby reaffirms its obligations, liabilities and the validity of all covenants by it contained in any and all Loan Documents, as amended, supplemented or otherwise modified by this Agreement and by the other Loan Documents delivered prior to the Amendment Effective Date.  Any and all references in any Loan Documents to the Existing Credit Agreement shall be deemed to be amended to refer to this Agreement.  Without limiting the foregoing, upon the effectiveness hereof, Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of each Lender’s credit and loan exposure under the Existing Credit Agreement as are necessary in order that the Existing Obligations due and payable to a Lender  hereunder reflect such Lender’s ratable share of the aggregate of all such Existing Obligations on the Amendment Effective Date.  Except as expressly modified herein, all of the terms and provisions of the Existing Credit Agreement shall continue to apply for the periods prior to the Amendment Effective Date, including any determinations of payment dates, interest rates, compliance with covenants and other obligations, accuracy of representations and warranties, Events of Default or any amount payable to the Administrative Agent or the Lenders.  As to all periods occurring on or after the Amendment Effective Date, all of the covenants in the Existing Credit Agreement shall be of no further force and effect (with respect to such periods), it being understood that all obligations of each Loan Party under the Existing Credit Agreement shall be governed by this Agreement from and after the Amendment Effective Date.

EXHIBIT B

Schedules to Amended Credit Agreement

(see attached)

B-1

EXHIBIT C

Exhibits to Amended Credit Agreement

(see attached)

C-1